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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Celldex Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CELLDEX THERAPEUTICS, INC.
Perryville III Building
53 Frontage Road, Suite 220
Hampton, NJ 08827

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 13, 2018

To the Stockholders of
Celldex Therapeutics, Inc.

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Celldex Therapeutics, Inc. (the "Company" or "we" or "us") will be held at the at the offices of Lowenstein Sandler LLP, One Lowenstein Drive, Roseland, NJ 07068, on June 13, 2018 beginning at 9:00 a.m. local time. At the meeting, stockholders will act on the following matters to:

  •
  elect eight directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

  •
  ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2018;

  •
  approve an amendment to our Restated Certificate of Incorporation, as amended, and grant of discretionary authority to the Board of Directors to effect a reverse stock split;

  •
  approve, on an advisory basis, the compensation of the Company's Named Executive Officers as disclosed in this proxy statement; and

  •
  address any other matters that may properly come before the meeting.

        Only stockholders of record at the close of business on April 25, 2018 are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

        Your vote is important. Whether you plan to attend the meeting or not, you may vote your shares by marking, signing, dating and mailing the enclosed proxy card in the envelope provided. If you attend the meeting and prefer to vote in person, you may do so even if you have already voted your shares. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the meeting.

By Order of the Board of Directors
Sam Martin Chief Financial Officer and Secretary

May 3, 2018
Hampton, NJ

CELLDEX THERAPEUTICS, INC.
Perryville III Building
53 Frontage Road, Suite 220
Hampton, NJ 08827

PROXY STATEMENT

        This proxy statement contains information related to the Annual Meeting of Stockholders to be held on June 13, 2018 at 9:00 a.m. local time, at the at the offices of Lowenstein Sandler LLP, One Lowenstein Drive, Roseland, NJ 07068 or at such other time and place to which the Annual Meeting may be adjourned or postponed. The enclosed proxy is solicited by the Board of Directors of Celldex Therapeutics, Inc. The proxy materials relating to the Annual Meeting are being mailed to stockholders entitled to vote at the meeting on or about May 3, 2018.

        Important Notice of Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 13, 2018.

        Our proxy materials, including our Proxy Statement for the 2018 Annual Meeting, 2017 Annual Report to Stockholders (which contains our Annual Report on Form 10-K) and proxy card, are available on the Internet at www.proxyvote.com.

 ABOUT THE MEETING

Why are we calling this Annual Meeting?

        We are calling the Annual Meeting to seek the approval of our stockholders to:

  •
  elect eight directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

  •
  ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2018;

  •
  approve an amendment to our Restated Certificate of Incorporation, as amended, and grant of discretionary authority to the Board of Directors to effect a reverse stock split;

  •
  approve, on an advisory basis, the compensation of the Company's Named Executive Officers as disclosed in this proxy statement; and

  •
  address any other matters that may properly come before the meeting.

What are the Board's recommendations?

        Our Board of Directors recommends that you vote:

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  FOR the election of each of the eight director nominees;

  •
  FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2018;

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  FOR the approval of an amendment to our Restated Certificate of Incorporation, as amended, and grant of discretionary authority to the Board of Directors to effect a reverse stock split; and

  •
  FOR an advisory vote on the compensation of the Named Executive Officers as described in this proxy statement.

Who is entitled to vote at the meeting?

        Only stockholders of record at the close of business on the record date, April 25, 2018, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Holders of our common stock are entitled to one vote per share on each matter to be voted upon. As of the record date, we had [            ] outstanding shares of common stock.

Who can attend the meeting?

        All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of your proxy card delivered to you by your broker or a legal proxy given to you by your broker and check in at the registration desk at the meeting. For security reasons, you must comply with our pre-registration requirements, you must present a form of government issued photograph identification on the day of the Annual Meeting, and you must arrive at least thirty minutes prior to the meeting in order to attend the Annual Meeting. If you are a stockholder of record and plan to attend the Annual Meeting, please contact Kathy Reamer by email at kreamer@celldex.com or by phone at 908-200-7500 ext. 7508 to register to attend the Annual Meeting. If you hold shares through an intermediary, such as a bank or broker, and you plan to attend, you must send a written request to attend either by regular mail or email, along with proof of share ownership, such as a bank or brokerage firm account statement, confirming ownership to: Celldex Therapeutics, Inc., Perryville III Building, 53 Frontage Road, Suite 220, Hampton, NJ 08827, Attn: Kathy Reamer or kreamer@celldex.com. Attendance at the Annual Meeting will be limited to persons who pre-registered on or before June 6, 2018 who present a form of government-issued photograph identification on the day of the Annual Meeting and who arrive by 8:30 a.m. local time.

What constitutes a quorum?

        The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of our common stock outstanding on the record date will constitute a quorum for our meeting. Signed proxies received but not voted and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

        You can vote on matters that come before the Annual Meeting by completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope.

        Your shares will be voted as you indicate on your proxy card. If you vote the enclosed proxy but you do not indicate your voting preferences, and with respect to any other matter that properly comes before the meeting, the individuals named on the proxy card will vote your shares FOR the matters submitted at the meeting, or if no recommendation is given, in their own discretion.

        If you are a stockholder of record, to submit your proxy by telephone or via the Internet, follow the instructions on the proxy card. If you hold your shares in street name, you may vote by telephone or via the Internet as instructed by your broker, bank or other nominee.

        If you attend the Annual Meeting and prefer to vote in person, you may do so even if you have already voted your shares by proxy.

What if I vote and then change my mind?

        You may revoke your proxy at any time before it is exercised by:

  •
  filing with the Secretary of the Company a notice of revocation;

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  sending in another duly executed proxy bearing a later date; or

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  attending the meeting and casting your vote in person.

        Your latest vote will be the vote that is counted.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

        Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

        If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner

        If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not vote your shares or otherwise provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in "What vote is required to approve each proposal?" below.

What are "broker non-votes"?

        Banks and brokers acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed "routine" by the New York Stock Exchange, but are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed "non-routine" by the New York Stock Exchange. The determination of which proposals are deemed "routine" versus "non-routine" may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares. If the New York Stock Exchange determines a proposal to be "non-routine," failure to vote, or to instruct your broker how to vote any shares held for you in your broker's names will have the same effect as a vote against such proposal.

        A broker "non-vote" occurs when a proposal is deemed "non-routine" and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the matter being considered and has not received instructions from the beneficial owner.

        The election of directors (Proposal No. 1) and the advisory vote on the compensation of our Named Executive Officers (Proposal No. 4) are generally not considered to be "routine" matters, and brokers are not permitted to vote on those matters if the broker has not received instructions from the beneficial owner. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares. The ratification of our independent registered public accounting firm (Proposal No. 2) is generally considered to be a "routine" matter, and hence your brokerage firm will be able to vote on Proposal No. 2 even if it does not receive instructions from you, so long as it holds your shares in its name. The proposal to approve an amendment to our Restated Certificate of Incorporation, as amended, and grant of discretionary authority to the Board of Directors to effect a reverse stock split (Proposal No. 3) is expected to be considered to be a "routine" matter, and hence your brokerage firm is expected to be able to vote on Proposal No. 3 even if it does not receive instructions from you, so long as it holds your shares in its name. However, as discussed above, the determination of which proposals are deemed "routine" versus "non-routine" may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you.

What vote is required to approve each proposal?

        Holders of a majority of the outstanding shares entitled to vote must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. Pursuant to Delaware corporate law, abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present. Abstentions and broker non-votes are not counted for the purpose of determining the number of votes cast and will therefore not have any effect with respect to any of the proposals.

        Assuming that a quorum is present, the following votes will be required:

  •
  With respect to the election of directors (Proposal No. 1), each nominee presented in Proposal 1 must be elected by a majority of the votes cast in person or by proxy at the Annual Meeting. Nominees are elected by a majority vote for non-contested director elections. Because the number of nominees properly nominated for the Annual Meeting is the same as the number of directors to be elected, the election of directors at this Annual Meeting is non-contested. If the number of votes "For" a nominee exceeds the number of votes "Withheld" (among votes properly cast in person or by proxy), then the nominee will be elected.

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  With respect to the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal No. 2), approval will require the affirmative vote of the holders of a majority of the total votes cast in person or by proxy at the Annual Meeting.

  •
  With respect to the approval of an amendment to our Restated Certificate of Incorporation, as amended, and grant of discretionary authority to the Board of Directors to effect a reverse stock split (Proposal No. 3), approval will require the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting.

  •
  With respect to the advisory vote on the compensation of our Named Executive Officers as disclosed in this proxy statement (Proposal No. 4), approval will require the affirmative vote of the holders of a majority of the total votes cast in person or by proxy at the Annual Meeting.

        Holders of the common stock will not have any dissenters' rights of appraisal in connection with any of the matters to be voted on at the meeting.

How are we soliciting this proxy?

        We are soliciting this proxy on behalf of our Board of Directors by mail and will pay all expenses associated therewith. Some of our officers and other employees also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

 PROPOSAL 1: TO ELECT EIGHT DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING
AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY
ELECTED AND QUALIFIED

(Proposal No. 1)

        At the Annual Meeting, eight directors are to be elected. All directors of the Company hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified or their earlier resignation or removal.

        It is the intention of the persons named in the proxies for the holders of common stock to vote the proxies for the election of the nominees named below, unless otherwise specified in any particular proxy. Our management does not contemplate that the nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by our Board of Directors. In accordance with our by-laws and Delaware law, a stockholder entitled to vote for the election of directors may withhold authority to vote for certain nominees for directors or may withhold authority to vote for all nominees for directors. Each director nominee must be elected by a majority of the votes cast in person or by proxy at the Annual Meeting. Nominees are elected by a majority vote for non-contested director elections. Because the number of nominees properly nominated for the Annual Meeting is the same as the number of directors to be elected, the election of directors at this Annual Meeting is non-contested. Broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election. Stockholders may not vote, or submit a proxy, for a greater number of nominees than the eight nominees named below.

Nominees for Election

        The persons listed below are our current directors and have been nominated for re-election (the "Director Nominees") to fill the eight director positions to be elected by the holders of the common stock.

Directors	Age	Year First Became Director
Larry Ellberger (Chairman of the Board)	70	2003
Anthony S. Marucci (Chief Executive Officer)	56	2008
Keith L. Brownlie	65	2017
Herbert J. Conrad	85	2008
James J. Marino	68	2017
Gerald McMahon	63	2016
Harry H. Penner, Jr.	72	1997
Karen L. Shoos	64	2001

        The following biographical descriptions set forth certain information with respect to the Director Nominees, based on information furnished to Celldex by each Director Nominee.

Director Nominees

        Larry Ellberger was appointed Chairman of the Board of Directors in September 2009 and has been a director of Celldex since August 2003. Mr. Ellberger was formerly Chairman of the Board of Omrix BioPharmaceuticals, Inc. until its acquisition by Johnson & Johnson in 2008. Mr. Ellberger was on the Board of Directors of NeuroDerm, Ltd. until its acquisition by Mitsubishi Tanabe Pharma Corporation in 2017. From 2003 to July 2012, Mr. Ellberger was Founding Partner of HVA, Inc., a consulting firm specializing in business development, product acquisition and licensing, and mergers and acquisitions for pharmaceutical, biotechnology, drug delivery and medical device companies. From October 2005 to May 2006, Mr. Ellberger was Interim Chief Executive Officer of PDI, Inc., a provider of sales and marketing services to the biopharmaceutical industry. Previously, he was a member of the Board of Directors of PDI and Chairman of the Audit Committee. From 2000 to 2003, Mr. Ellberger was Senior Vice President and a member of the Board of Directors of Powderject PLC, a U.K. vaccine company. From 1995 to 1999, Mr. Ellberger held several senior executive positions at W.R. Grace & Co. including Interim Chief Executive Officer, Chief Financial Officer and Senior Vice President, Strategic Planning and Development. From 1975 to 1995, Mr. Ellberger held numerous senior executive positions at American Cyanamid Company, serving the last four years as Vice President, Corporate Development. He is also a Director of The Jewish Children's Museum. Mr. Ellberger received a B.A. in Economics from Columbia College and a B.Sc. in Chemical Engineering from Columbia School of Engineering.

        Anthony S. Marucci was appointed President and Chief Executive Officer of Celldex in September 2008 and as a director of Celldex in December 2008. Since May 2003, Mr. Marucci has held a number of roles with Celldex, including as a founder, Vice President, Chief Financial Officer, Treasurer and Secretary. In addition, he was Treasurer of Medarex, Inc. (now a part of Bristol-Myers Squibb Co.) from December 1998 to March 2004. Mr. Marucci held a series of senior financial positions at Medarex from December 1998 to May 2003. Mr. Marucci is a member of the Board of Trustees of BioNJ Inc. and also served as its Treasurer through 2010. Mr. Marucci is a member of the Board of the College of Business and Public Management at Kean University. Mr. Marucci received his M.B.A. from Columbia University and his E.M.H.L. from Brown University.

        Keith L. Brownlie became a director of Celldex in June 2017. Mr. Brownlie was employed by the accounting firm Ernst & Young LLP from 1974 to 2010. At Ernst & Young, he served as audit partner for numerous public companies and was the Life Sciences Industry Leader for the New York Metro Area. Since his retirement from Ernst & Young in 2010, Mr. Brownlie has served as a member of the board of directors and chairman of the audit committee of Soligenix, Inc., a publicly held biopharmaceutical company. Since 2012, Mr. Brownlie has served as a member of the board of directors and served as the chairman of the audit committee of RXi Pharmaceuticals Corporation, a publicly held biopharmaceutical company. From 2011 to 2013, Mr. Brownlie also served as a member of the board of directors and served as the chairman of the audit committee of EpiCept Corporation, a publicly held biopharmaceutical company. From 2013 to 2014, Mr. Brownlie was a member of the board of directors and served as the chairman of the audit committee of Cancer Genetics, Inc., a publicly held biopharmaceutical company. Mr. Brownlie received a B.S. in Accounting from Lehigh University and is a Certified Public Accountant.

        Herbert J. Conrad became a director of Celldex in March 2008 upon consummation of the AVANT Merger. Mr. Conrad had been a director of Celldex Research since March 2004. Mr. Conrad was President of the U.S. Pharmaceuticals Division of Hoffmann-La Roche, Inc., a pharmaceutical company, from 1982 until his retirement in 1993. Mr. Conrad currently serves as Chairman of the Board of Matinas BioPharma Holdings, Inc., a publicly held biopharmaceutical company and a director of Arbutus Biopharma Corporation, a publicly held biopharmaceutical company. Mr. Conrad serves as an Advisor to the Seaver Autism Center at Mount Sinai Hospital. In addition to serving on the board of directors of privately held biotechnology companies, Mr. Conrad has served as Chairman of the Board of Directors of Pharmasset, Inc., GenVec, Inc. and Bone Care International, Inc. Mr. Conrad has also served as director of Savient Pharmaceuticals, Inc. and was a director and co-founder of Reliant Pharmaceuticals, Inc. He received B.S. and M.S. degrees from the Brooklyn College of Pharmacy and an honorary Doctorate in Humane Letters from Long Island University.

        James J. Marino became a director of Celldex in March 2017. Mr. Marino has served as a member of the board of directors of Onconova Therapeutics, Inc., a publicly held biopharmaceutical company, since July 2015 and is currently a member of their Audit and Compensation Committees. Prior to July

2015, Mr. Marino was a Partner at the global law firm of Dechert LLP for 28 years, where he served as Managing Partner of the Princeton Office. Previously, he served on the board of directors of Pharmacopeia Inc. and has worked in advisory capacities and on the boards of multiple non-profit organizations, including Robert Wood Johnson University Hospital. He currently serves on the Board of Trustees of Wake Forest University and Wake Forest University Baptist Medical Center. Mr. Marino received his B.A., M.B.A., and J.D. from Rutgers University.

        Gerald McMahon became a director of Celldex in December 2016. Since December 2016, Dr. McMahon has been President and Chief Executive Officer of Harpoon Therapeutics, Inc., a private biopharmaceutical company. From May 2012 until Celldex's acquisition of Kolltan in November 2016, Dr. McMahon served as President and Chief Executive Officer and a member of the board of directors of Kolltan, a private biopharmaceutical company. Prior to joining Kolltan, Dr. McMahon served as Senior Vice President of Oncology at MedImmune LLC, a wholly owned subsidiary of the healthcare company AstraZeneca AB, or AstraZeneca, from October 2010 to May 2012. From 2006 to 2008, Dr. McMahon served as the Chairman and Chief Executive Officer of the pharmaceutical company NeoRx Corp. From 2008 to 2011, Dr. McMahon served as the Chairman and Chief Executive Officer of Poniard Pharmaceuticals, Inc. Previously, Dr. McMahon served as a business executive in the healthcare and biotechnology industries at companies such as Pfizer Inc., Pharmacia Corporation, and Sandoz, Inc. Dr. McMahon also previously served as President of Sugen Inc., a pharmaceutical company and former subsidiary of Pfizer. Dr. McMahon holds a B.S. in biology and a Ph.D. in biochemistry from Rensselaer Polytechnic Institute.

        Harry H. Penner, Jr.    has been a director of Celldex since January 1997 and was Chairman of AVANT prior to the consummation of the AVANT Merger. Mr. Penner has served as Chairman and Chief Executive Officer of Nascent BioScience, LLC, a firm engaged in the creation and development of new life science companies since 2001. From 1993 to 2001, Mr. Penner was President, Chief Executive Officer and Vice Chairman of Neurogen Corporation. From 1985 to 1993, Mr. Penner was an Executive Vice President of Novo Nordisk A/S, serving from 1988 to 1993 as Executive Vice President for North America and President, Novo Nordisk of North America, and from 1985 to 1988 as the company's Executive Vice President and General Counsel in Denmark. He has served as BioScience Advisor to the Governor and the State of Connecticut, as Co-Chairman of BioCT (formerly Connecticut United for Research Excellence), and as Chairman of the Connecticut Board of Governors of Higher Education and the Connecticut Technology Council. In addition to having served on the board of directors of several public and privately held life science companies, Mr. Penner is currently Chairman of the Board of Affinimark Technologies, Inc., NeuroCyte Therapeutics, Inc. and QCDx LLC, and a board member of OmaxHealth, Inc., all of which he is a founder. Mr. Penner received a B.A. from the University of Virginia, a J.D. from Fordham University, and an L.L.M. in International Law from New York University.

        Karen L. Shoos has been a director of Celldex since May 2001. Ms. Shoos is currently a consultant in international blood safety and since November 2015, Ms. Shoos has been the Director of Operations for the Maryland Tech Council Venture Mentoring Services Program. From May 2013 to September 2016, Ms. Shoos was Principal Investigator, AABB International Technical Assistance. From October 1994 to May 2013, Ms. Shoos was Chief Executive Officer of AABB. AABB is a professional standards setting and accrediting organization in the fields of blood and cellular therapies. Prior to AABB, from 1984 to 1994, Ms. Shoos held senior positions at the American Red Cross, including Acting Senior Vice President, Biomedical Services (1993-1994) and Secretary and General Counsel (1990-1993). Prior to the American Red Cross, Ms. Shoos was a lawyer in private practice. Ms. Shoos earned her B.A. from Yale University and her J.D. from Case Western Reserve University.

Family Relationships

        There are no family relationships among our Director Nominees, management and other key personnel.

The Board of Directors and Its Committees

Board of Directors

        We are currently managed by an eight member Board of Directors, a majority of whom are "independent" as that term is defined in the applicable NASDAQ listing standards. Other than Mr. Marucci and Dr. McMahon, each of our directors is deemed "independent" as that term is defined in the applicable NASDAQ listing standards. Our Board of Directors met six times in 2017. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors (held during the period for which such directors served on the Board of Directors) and (ii) the total number of meetings of all committees of our Board of Directors on which the Director served (during the periods for which the director served on such committee or committees). Our annual meeting of stockholders is generally held to coincide with one of the Board's regularly scheduled meetings. We do not have a formal policy requiring members of the Board of Directors to attend our annual meetings, although our directors typically attend the annual meeting. Each of the then current directors attended the 2017 Annual Meeting of Stockholders.

Audit Committee

        The Board of Directors has established an Audit Committee currently consisting of Keith L. Brownlie, Chair, Larry Ellberger and Harry H. Penner, Jr. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the scope and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees, and reviews the adequacy of our internal accounting controls. Each member of the Audit Committee is "independent" as that term is defined in the rules of the SEC and the applicable NASDAQ listing standards. The Board has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee. The Board has designated Mr. Brownlie as an "audit committee financial expert," as defined under the applicable rules of the SEC and the applicable NASDAQ listing standards. The Audit Committee met six times during 2017. Our Board has adopted an Audit Committee Charter, which is available for viewing at www.celldex.com.

Compensation Committee

        The Board of Directors has established a Compensation Committee currently consisting of James J. Marino, Chair, Herbert J. Conrad and Harry H. Penner, Jr. The primary function of the Compensation Committee is to assist the Board in the establishment of compensation for the Chief Executive Officer, to approve the compensation of other officers and senior employees and to approve certain other personnel and employee benefit matters. Each member of the Compensation Committee is "independent" as that term is defined in the rules of the SEC and the applicable NASDAQ listing standards. In 2017, the Compensation Committee engaged Radford, a part of Aon plc, to provide guidance on various aspects of the company's board and executive compensation programs. The Compensation Committee has assessed the independence of Radford and concluded that no conflict of interests exists under applicable SEC rules. The Compensation Committee met eight times during 2017. Our Board has adopted a Compensation Committee Charter, which is available for viewing at www.celldex.com.

Nominating and Corporate Governance Committee

        The Board of Directors has established a Nominating and Corporate Governance Committee currently consisting of Karen L. Shoos, Chair, Herbert J. Conrad and Larry Ellberger. The primary function of the Nominating and Corporate Governance Committee is to assist the Board in reviewing, investigating and addressing issues regarding Board composition, policy and structure; membership on Board committees; and other matters regarding our governance. Each member of the Nominating and Corporate Governance Committee is "independent" as that term is defined in the rules of the SEC and the applicable NASDAQ listing standards. The Nominating and Corporate Governance Committee met four times during 2017. Our Board has adopted a Nominating and Corporate Governance Committee Charter, which is available for viewing at www.celldex.com.

Director selection criteria

        The Nominating and Corporate Governance Committee is responsible for reviewing, on an annual basis, the appropriate mix of professional competencies, key attributes, skills and experiences required of board members to work together as a team to properly oversee our strategies and operations. The process followed by the Nominating and Corporate Governance Committee to evaluate any candidates whether identified or recommended by board members, management, members of the Nominating and Corporate Governance Committee, stockholders or other external sources, includes meetings from time to time to evaluate biographical information and background material relating to potential candidates to the Board and interviews of selected candidates by members of the Committee and the Board. All nominees must have, at a minimum, high personal and professional integrity, exceptional ability and judgment, and be effective in collectively serving the long-term interests of all stockholders, all as described above. Other qualifications that may be considered by the Committee are described in the Nominating and Corporate Governance Committee Charter.

        All board members are expected to possess certain key attributes necessary to creating a functional board: high personal and professional ethics, integrity and values; practical wisdom and mature judgment; an inquisitive and objective perspective; professional experience at a policy-making level in business, government, education or medicine; time availability for in-person participation at board and committee meetings; and a commitment to representing the long-term interests of our stockholders. We look for directors with professional competencies that include senior management operational experience, accounting and finance capabilities, deep industry-related experience, biologic development and manufacturing expertise, business development leadership, medical and scientific proficiencies, and government and public policy experience.

        Each of our directors brings unique perspectives and experiences to the Board of Directors and contributes in guiding and directing our strategies to meet our business objectives and to provide value to our stockholders. For example, Mr. Conrad, Mr. Ellberger, Mr. Marucci, Dr. McMahon, Mr. Penner and Ms. Shoos have all either currently or formerly been chief executive officers of life sciences or healthcare-related companies and have experienced the challenges of such a position. Messrs. Ellberger and Marucci have formerly been chief financial and chief corporate development officers at pharmaceutical and life sciences companies and have completed a significant number of financing and business development transactions. Ms. Shoos has experience in the highly regulated blood supply and cellular therapies sectors, which are similar to our regulated biologics industry. Mr. Penner has been the chief legal officer at a large public pharmaceutical company and for that company and for life sciences companies has completed a significant number of financing and business development transactions. Mr. Marino, as partner at a large law firm, focused his practice on representing public and private life sciences companies and has extensive experience advising his clients in the full range of corporate, transactional, finance, compliance and governance matters. Mr. Brownlie, as partner at an international public accounting firm and leader of the firm's regional life sciences industry practice, and as chairman of the audit committees of other publicly traded biopharmaceutical companies, has developed a deep knowledge of the life sciences industry and the relevant public company accounting standards and regulations and is deemed a "Financial Expert" under the Sarbanes-Oxley Act as that term is defined by the SEC. Messrs. Brownlie, Conrad and Ellberger have many years of experience on the boards of directors of larger public pharmaceutical and life sciences companies.

        Independence also is an important selection criterion for nomination to our Board. Independent directors should be free of any relationship with us, our management, other directors or other parties that may impair, or appear to impair, the director's ability to make independent judgments. Independent directors must satisfy the criteria for independence established by NASDAQ. Currently all of our directors are independent except for Dr. McMahon and our Chief Executive Officer, Mr. Marucci.

        Additionally, all board members are expected to act in our best interests and the best interests of our stockholders and to avoid any conflicts of interest in accordance with our Code of Business Conduct and Ethics. In selecting director nominees, the Nominating and Corporate Governance Committee seeks individuals who are free from conflicts of interest.

        Finally, candidates should be enthusiastic and excited about their service on our Board and working collaboratively with existing board members to create value for all of our stockholders.

Stockholder nominations for directorships

        Stockholders may propose a potential director candidate for consideration by the Nominating and Corporate Governance Committee by submitting their names and background to the Secretary of Celldex at Perryville III Building, 53 Frontage Road, Suite 220, Hampton, NJ 08827. All such recommendations will be forwarded to the Nominating and Corporate Governance Committee, which will review and consider only such recommendations if appropriate biographical and other information is provided, as described below, on a timely basis. All security holder recommendations for director candidates must be submitted to us not less than 120 calendar days prior to the date on which our proxy statement is released to stockholders in connection with our annual meeting, and must include the following information:

  •
  the name and address of record of the security holder;

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  a representation that the security holder is a record holder of our securities, or if the security holder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934;

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  the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate;

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  a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time and set forth in the Nominating and Corporate Governance Committee Charter;

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  a description of any arrangements or understandings between the security holder and the proposed director candidate; and

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  the consent of the proposed director candidate to be named in the proxy statement relating to our annual meeting of stockholders and to serve as a director if elected at such annual meeting.

        Assuming that appropriate information is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members or other persons, as described above and as set forth in its written charter.

Board Leadership Structure

        The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary as circumstances warrant. Consistent with this understanding, the Nominating and Corporate Governance Committee considers the Board's leadership structure on an annual basis. This consideration includes the pros and cons of alternative leadership structures in light of the Company's operating and governance environment at the time, with the goal of achieving the optimal model for effective oversight of management by the Board. Currently, the roles of Chief Executive Officer and Chairman of the Board are separate. Mr. Marucci, our Chief Executive Officer, is a member of our Board. Mr. Ellberger, an independent director, serves as Chairman of the Board. The Board believes that its current leadership structure provides independent board leadership, engagement and oversight.

        In addition, our independent committee chairs are responsible for leading committee meetings, determining committee meeting schedules, agenda and information flow, and reporting to the full Board on the committee's actions and areas of responsibilities.

Risk Oversight

        Our management is responsible for assessing and managing risk and the Board of Directors oversees and reviews certain aspects of our risk management processes. The Board of Directors is involved in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management by the Board of Directors and its committees. The Board is responsible for overseeing risks related to our overall operations and strategy, including, among others, product development, potential asset acquisitions, financial reporting, business continuity (including succession planning) and reputational risks faced by us.

        The committees of the Board execute their oversight responsibility for risk management as follows:

  •
  The Audit Committee is responsible for overseeing our internal financial and accounting controls and the work performed by the independent registered public accounting firm. As part of its oversight function, the Audit Committee regularly discusses with management and the independent registered public accounting firm our major financial and controls-related risk exposures and steps that management has taken to monitor and control such exposures. The Audit Committee also reviews our risk management insurance programs.

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  The Compensation Committee is responsible for overseeing risks related to our cash and equity-based compensation programs and practices. As part of its oversight function, the Compensation Committee periodically discusses with the President and Chief Executive Officer as well as the Board of Directors, as necessary, the compensation plan for both executive officers and the independent directors, performance goals and objectives for the period and related achievement, peer group and other relevant compensation benchmarks and practices and other matters to ensure our compensation practices are in our best interest and that of our shareholders.

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  The Nominating and Corporate Governance Committee is responsible for overseeing risks related to the composition and structure of the Board of Directors and its committees and our corporate governance. In this regard, the Nominating and Corporate Governance Committee assesses the qualifications and independence of members of the Board, makes annual recommendations regarding Board and committee membership, and reviews any transactions between us and our officers, directors, affiliates of officers and directors or other related parties for conflicts of interest.

Corporate Governance Matters

        Upon the recommendation of our Nominating and Corporate Governance Committee, we adopted amended and restated by-laws to, among other things, replace a plurality voting standard with a majority voting standard for uncontested elections of directors and eliminate the mandatory retirement age for directors. Since it is an uncontested election at this Annual Meeting, all director nominees are required to receive a number of "FOR" votes representing at least a majority of votes cast in the election. If such a director nominee fails to receive "FOR" votes representing at least a majority of votes cast and is an incumbent director, the by-laws require the director to promptly tender his or her resignation to the Board, subject to acceptance by the Board. The Nominating and Corporate Governance Committee of the Board would then be charged with making a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. In contested elections, where the number of nominees exceeds the number of directors to be elected, the plurality voting standard would continue to apply.

        In addition, upon the recommendation of our Nominating and Corporate Governance Committee, we adopted corporate governance guidelines which are available for viewing at www.celldex.com.

Stockholder Communications

        The Board of Directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, and subject to advice from legal counsel, the Secretary of Celldex is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the Board of Directors as he considers appropriate.

        Communications from stockholders will be forwarded to all directors if they relate to important substantive matters or if they include suggestions or comments that the Secretary considers to be important for the Board of Directors to know. Communication relating to corporate governance and corporate strategy are more likely to be forwarded to the Board of Directors than communications regarding personal grievances, ordinary business matters and matters as to which Celldex tends to receive repetitive or duplicative communications.

        Stockholders who wish to send communications to the Board of Directors should address such communications to: The Board of Directors, Celldex Therapeutics, Inc., Perryville III Building, 53 Frontage Road, Suite 220, Hampton, NJ 08827, Attention: Secretary.

Code of Business Conduct and Ethics

        We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees. The purpose of the Code of Business Conduct and Ethics is to deter wrongdoing and to promote, among other things, honest and ethical conduct and to ensure to the extent possible that our business is conducted in a consistently legal and ethical manner. Our Code of Business Conduct and Ethics is publicly available on our website at www.celldex.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver, including any implicit waiver from a provision of the Code of Business Conduct and Ethics to our Directors or Executive Officers, we will disclose the nature of such amendments or waiver on our website or in a current report on Form 8-K.

Executive Officers

        The following table sets forth certain information regarding our current executive officers:

Name of Individual	Age	Position and Office
Anthony S. Marucci	56	President, Chief Executive Officer and Director
Tibor Keler, Ph.D.	59	Executive Vice President and Chief Scientific Officer
Sarah Cavanaugh	43	Senior Vice President, Corporate Affairs and Administration
Elizabeth Crowley	46	Senior Vice President and Chief Product Development Officer
Margo Heath-Chiozzi, M.D.	61	Senior Vice President, Regulatory Affairs
Sam Martin	47	Senior Vice President, Chief Financial Officer and Secretary
Ronald Pepin, Ph.D.	62	Senior Vice President and Chief Business Officer
Richard Wright, Ph.D.	54	Senior Vice President and Chief Commercial Officer

        Anthony S. Marucci was appointed President and Chief Executive Officer of Celldex in September 2008 and as a director of the Company in December 2008. See Mr. Marucci's biography under Director Nominees above.

        Tibor Keler, Ph.D. became Executive Vice President and Chief Scientific Officer of Celldex in July 2014. Since May 2003, Dr. Keler has held a number of positions with Celldex, including as a founder, Senior Vice President and Chief Scientific Officer of Celldex, from March 2008 to July 2014, and Vice President, Research and Discovery and Chief Scientific Officer, from May 2003 to March 2008. In addition, he was Senior Director of Preclinical Development and Principal Scientist at Medarex from September 1993 to March 2004. Dr. Keler received his Ph.D. in Microbiology from the University of Pennsylvania.

        Sarah Cavanaugh became Senior Vice President, Corporate Affairs and Administration in June 2017. Ms. Cavanaugh served as Vice President, Investor Relations and Corporate Communications of Celldex from August 2012 to June 2017. Prior to Celldex, she served from 2007 to 2012 as a Vice President at MacDougall Biomedical Communications, a strategic communications and investor relations firm for the life sciences industry. Ms. Cavanaugh previously served as Director of Corporate Communications for Point Therapeutics, Inc., an oncology-focused biotech company, and Director of Corporate Communications for Fallon Community Health Plan, a leading Massachusetts managed care organization. She began her health care career at the American Cancer Society, holding various positions prior to completing her tenure there as Division Communications and Marketing Director for the Mid-South Division. Ms. Cavanaugh received her B.A. from the University of New Hampshire.

        Elizabeth Crowley became Senior Vice President and Chief Product Development Officer in August 2016. Ms. Crowley served as Senior Vice President, Product Development of Celldex from July 2014 to August 2016. Ms. Crowley joined Celldex in 2009 as Vice President, Clinical Development. Prior to that, she held several senior level roles at CuraGen Corporation, most recently serving as the Vice President of Development Operations. Ms. Crowley started her career at Bayer Corporation in 1992, holding various positions providing leadership of clinical research and project management prior to completing her tenure there as the Director of Global Study Audit Management. Ms. Crowley received her B.S. in Chemistry with a concentration in Business from Boston College.

        Margo Heath-Chiozzi, M.D. became Senior Vice President, Regulatory Affairs in October 2017. Previously from 2003 until September 2017, Dr. Heath-Chiozzi served in roles of increasing responsibility at Bristol-Myers Squibb Company including Executive Director, Global Regulatory Sciences; Vice President, Global Regulatory Strategy; and Vice President, Global Submissions and Regulatory Policy. Prior to that, from 1995 to 2003, Dr. Heath-Chiozzi served in roles of increasing responsibility at Abbott Laboratories, including Medical Director, Pharmacogenetics; Senior Director, Global Marketed Product Development and Outcomes Research; and Global Project Head, Abbott/Millennium Obesity/Diabetes Alliance. Before joining Abbott, she was appointed to the University of

Hawaii John A. Burns School of Medicine, where she served as Assistant Professor, and was concurrently Director of the HIV Research Clinical at the Queen's Medical Center as well as Director of the Women's Immunology Clinical at the Kapiolani Medical Center for Women and Children, in Honolulu. Dr. Heath-Chiozzi received her B.S. and M.D. from the University of Utah. She received further medical training in internal medicine at Duke University and completed fellowships in infectious disease at Brigham & Women's Hospital and Dana-Farber Cancer Institute in Boston.

        Sam Martin became Senior Vice President, Chief Financial Officer and Secretary in July 2017. Mr. Martin served as Vice President, Finance of Celldex from January 2015 to July 2017 and Senior Director, Finance of Celldex from August 2011 to January 2015. Mr. Martin joined Celldex as the Director of Financial Reporting, Planning and Analysis in 2009. Prior to joining Celldex, from 2000 to 2009, Mr. Martin served in roles of increasing responsibility at Alseres Pharmaceuticals, Inc., most recently serving as the Director of Finance and Corporate Compliance. Mr. Martin began his career at Ernst & Young LLP, holding various positions prior to completing his tenure as Audit Manager. Mr. Martin received an M.B.A. from Boston University, a B.S. from Skidmore College and is a Certified Public Accountant.

        Ronald Pepin, Ph.D. became Senior Vice President and Chief Business Officer of Celldex in July 2011. From June 2010 to April 2011, Dr. Pepin served as Vice President at Shire Pharmaceuticals. From August 2000 to December 2009, Dr. Pepin was Senior Vice President, Business Development at Medarex. Earlier in his career, Dr. Pepin was Executive Director of External Science and Technology at Bristol-Myers Squibb Company. Dr. Pepin received his B.A. from Tufts University and his Ph.D. in Genetics from Georgetown University.

        Richard Wright, Ph.D. became Senior Vice President and Chief Commercial Officer of Celldex in July 2015. Dr. Wright served as Vice President of Commercial Operations of Celldex from April 2012 to July 2015. From November 2010 to April 2012, Dr. Wright was Managing Director of Navigant Consulting, a global life sciences consulting practice. From September 2003 to October 2010, Dr. Wright held several senior leadership roles at Bristol-Myers Squibb including Senior Vice President of the U.S. ImmunoScience Division. Dr. Wright currently serves on the Scientific Advisory Board for the Seaver Foundation, a nonprofit organization supporting the Center for Autism Treatment and Research at Mount Sinai Hospital. Dr. Wright received his B.S. in Biological Sciences from Rutgers University and his M.S. and Ph.D. in Microbiology and Molecular Genetics from The University of Medicine and Dentistry of New Jersey (Rutgers University). He received an M.B.A. in Marketing and Finance from Columbia University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

        Our Compensation Committee oversees and administers our executive compensation programs. The Committee's complete roles and responsibilities are set forth in the written charter of the Compensation Committee adopted by our Board of Directors, which can be found at our website, www.celldex.com.

Overview

        Our executive compensation programs are designed to deliver compensation that is competitive with our peer group and that allows us to attract and retain superior talent who can perform effectively and succeed in a demanding business environment. Our compensation programs are also designed to reward performance against pre-established goals and align the interests of our executives with our stockholders. We believe that the compensation of our executive officers should focus executive behavior on the achievement of near-term corporate targets as well as long-term business objectives and strategies. We believe that pay-for-performance compensation programs, which reward our executives when they achieve individual and/or corporate goals, create stockholder value and thus have emphasized company and individual performance in setting compensation. We use a combination of base salary, annual cash incentive compensation programs, a long-term equity incentive compensation program and a broad-based benefits program to create a competitive compensation package for our executive management team.

        We describe below our compensation philosophy, policies and practices with respect to our (i) Chief Executive Officer, (ii) all individuals serving as Chief Financial Officer during fiscal 2017, (iii) our three most highly compensated executive officers, other than the Chief Executive Officer and Chief Financial Officer, who were serving as executive officers as of December 31, 2017, and (iv) up to two other individuals who would have been included as the three most highly compensated executive officers but for the fact that they were not serving as an executive officer at December 31, 2017, who are collectively referred to as our Named Executive Officers. In 2017, our Named Executive Officers include Mr. Marucci, Dr. Thomas Davis (our former Executive Vice President and Chief Medical Officer who resigned effective September 29, 2017), Dr. Keler, Avery W. Catlin (our former Chief Financial Officer who retired in June 2017), Ms. Crowley, Mr. Martin and Dr. Wright.

        As a biopharmaceutical company focusing on the development of a pipeline of drug candidates to treat cancer and other difficult-to-treat diseases and several immunotherapy technologies, we establish corporate goals that are designed to contribute to the development of our lead programs and to ensure that we manage our cash effectively and have sufficient funding to complete near-term development activities for our lead drug candidates and, where appropriate, to pursue partnerships and collaborations through which we can leverage the value of our drug candidates. We seek to link the financial interests of our Named Executive Officers to those of our stockholders by tying compensation to the achievement of these strategic corporate goals, which we believe will drive long-term stockholder value. Each year we establish corporate goals, the achievement of which we believe are essential to the long-term success of our business.

        The Compensation Committee has adopted a compensation philosophy of targeting our executive compensation to the 50th percentile of executive compensation of our peer group and the Radford Global Life Sciences Survey results. Executive compensation may be above or below the 50th percentile based on an executive's experience, scope of position, individual performance and company constraints. The Compensation Committee increased the annual base salary for Mr. Marucci, Dr. Davis, Dr. Keler, Ms. Crowley and Dr. Wright by 2.0% to 3.5% in mid-2017, depending on the position. Mr. Martin's annual base salary increased 25.5% upon his promotion to Senior Vice President and Chief Financial Officer in July 2017.

        In December 2017 and January 2018, our Compensation Committee reviewed our performance relative to our 2017 corporate goals and concluded that we had achieved 85% of our pipeline development, business and financial operations goals, particularly with respect to progress in our lead clinical program, glembatumumab vedotin, and earlier stage clinical programs. Our Compensation Committee approved annual bonus payments of 85.0% to 93.6% of the 2017 bonus target for Mr. Marucci, Dr. Keler, Ms. Crowley, Mr. Martin and Dr. Wright, depending on the position. Further, stock options granted to our executive officers in 2017 have exercise prices equal to 100% of the fair value on the date of grant and vest over four years, beginning with 25% vesting one year after the date of grant, then pro-rata vesting quarterly thereafter based on continued service. We believe that stock options structured in this manner encourage our executive officers to focus on increasing stockholder value and stock price appreciation over the long term and limit unnecessary risk taking behavior, while promoting retention.

        In 2017, we (i) ended the year with cash, cash equivalents and marketable securities of $139.4 million, (ii) amended our at-the-market agreement with Cantor Fitzgerald to provide for the sale, from time to time, of shares of common stock having an aggregate offering price of up to $75 million and (iii) accomplished the following significant clinical and operational milestones during the year:

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  Completed METRIC enrollment:  Enrollment in our Phase 2b randomized study (METRIC) of glembatumumab vedotin in patients with metastatic triple negative breast cancers that overexpress gpNMB completed enrollment in August. A total of 327 patients were enrolled across the United States, Canada, Australia and the European Union.

  •
  Continued progress in Phase 2 study of glembatumumab vedotin in metastatic melanoma:  Enrollment advanced in glembatumumab vedotin plus checkpoint inhibitor (Opdivo® or Keytruda®) cohort for patients who failed checkpoint therapy. Additionally, enrollment was completed in the varlilumab combination cohort, and data from this portion of the study were presented at the Society for Immunotherapy of Cancer's (SITC) Annual Meeting in November. Mature data from the single-agent cohort of this study were presented at the American Society of Clinical Oncology (ASCO) Annual Meeting in June.

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  Continued progress in Phase 2 varlilumab/Opdivo study:  The Phase 2 study of varlilumab and Opdivo continued to enroll patients across multiple indications (colorectal cancer, ovarian cancer, head and neck squamous cell carcinoma, renal cell carcinoma and glioblastoma), and we completed enrollment across all cohorts in January 2018. Data from the Phase 1 portion of the study were presented at the ASCO Annual Meeting. We plan to work with Bristol-Myers Squibb to present Phase 2 data at future medical meetings in 2018.

  •
  Initiated two clinical studies in November:  We initiated an open-label Phase 2 study of CDX-3379 in combination with Erbitux® in HPV negative, Erbitux-resistant, advanced head and neck squamous cell carcinoma. Additionally, we filed the IND and initiated a Phase 1 study of CDX-1140 in patients with recurrent, locally advanced or metastatic solid tumors.

Independent Compensation Consultants

        The Compensation Committee believes that independent advice is important in developing Celldex's director and executive compensation programs and engages Radford as its independent compensation consultant. In 2017, Radford provided advisory services in connection with the amendment and restatement of our 2008 Stock Option and Incentive Plan, including an increase in the number of shares reserved for issuance under the Plan. In 2016, Radford reviewed both executive and director compensation. Radford reports directly to the Committee and provides guidance on trends in executive and non-employee director compensation, the development of specific executive compensation programs, the composition of the Company's compensation peer group and other matters as directed by the Committee. The Company also participated in various Radford surveys in 2017 and 2016. During 2017 and 2016, the Company paid Radford approximately $14,200 and $67,700, respectively, in consulting fees directly related to these services. In 2017 and 2016, Radford did not provide any other services to Celldex.

Data Used to Make Compensation Determinations

        In making decisions regarding the compensation of our executive officers, the Compensation Committee generally considers compensation and survey data for similarly situated executives at a comparison group of companies it considers our peer group. These comparison data are primarily used to gauge the reasonableness and competitiveness of executive compensation decisions.

        We draw upon a pool of talent that is highly sought after by large and established pharmaceutical and biotechnology companies as well as by other development-stage life science companies, both within and outside our geographic areas. We believe that the compensation practices of our industry in general and of our select peer group in particular provide useful information to help us establish compensation practices that allow us to attract, retain, and motivate a highly talented executive team. We believe we must offer a compensation package to all of our officers and our other employees that is competitive with our peer group, as well as larger pharmaceutical and biotechnology companies from whom we frequently recruit. In addition, the comparator companies should be aligned with our current stage of development and have similar short and long-term growth objectives. In 2017, the Compensation Committee set the target level of total executive compensation, as well as the key elements of compensation, at the 50th percentile of our peer group, but then adjusted each of the elements based on an individual's performance and contribution to our strategic objectives. The Committee may need to adjust these levels in the future to attract or retain specific individuals.

        We review the levels of cash, equity and total compensation for all comparable officers in our peer group relative to the elements of compensation paid to our officers. In considering how these data relate to our existing compensation structure, we take into account our size, stage of development, performance and geographic location as compared to these peer companies, as well as what we know about the comparable scope of responsibilities of our officers versus those of comparable executives at such peer group companies. We used two primary market frames of reference (which we refer to as the "market") against which to compare our total executive compensation practices and levels and inform our decisions regarding compensation of our officers as follows:

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  Select Peer Group—A select group of national biotechnology companies at a similar stage of development as our company with similar headcount, R&D expense, market capitalization and in most cases, similar therapeutic targets, and

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  Radford Global Life Sciences Survey—A national survey of executive compensation levels and practices that covers approximately sixty executive positions in over 600 multinational life sciences organizations.

        We do not apply a specific weighting to either data source when making compensation comparisons. Instead, we develop competitive market guidelines using these data sources.

        We review our peer group each year to ensure continued relevance as we grow and develop, and the Compensation Committee approves our peer group prior to its adoption. In April 2017, the following peer group was approved by the Compensation Committee and used to inform our decisions affecting executive compensation in 2017:

Achillion Pharmaceuticals, Inc.	Merrimack Pharmaceuticals, Inc.
Aduro BioTech, Inc.	Momenta Pharmaceuticals, Inc.
Agenus Inc.	NewLink Genetics Corporation
Clovis Oncology, Inc.	OncoMed Pharmaceuticals, Inc.
Epizyme, Inc.	Progenics Pharmaceuticals, Inc.
Five Prime Therapeutics, Inc.	PTC Therapeutics, Inc.
ImmunoGen, Inc.	Puma Biotechnology, Inc.
Inovio Pharmaceuticals, Inc.	Sangamo BioSciences, Inc.
Insmed Incorporated	Xencor, Inc.
Keryx Biopharmaceuticals, Inc.	ZIOPHARM Oncology, Inc.
MacroGenics, Inc.

        This peer group consisted of public companies in the biopharmaceutical industry with product candidates generally in late-stage development, with similar employee headcount (average of 186), R&D expense less than $251 million (average of $106 million) and market capitalization in the range of $291 million to $3.1 billion (average of $800 million). We believe that, as of April 2017, this list was representative of the companies with whom we generally compete for talent.

Administration and Objectives of Our Executive Compensation Program

        The Compensation Committee of the Board of Directors, which comprises independent, non-employee directors, is responsible for establishing and administering the policies governing the compensation of our employees, including salary, bonus and stock option grants. The policy of the Compensation Committee is to compensate our employees with competitive salaries based on their level of experience and job performance. All permanent employees, including executive officers, are eligible for annual bonus awards based on achievement of our strategic corporate goals and participation in our stock option program. The stock option grants are made in accordance with our 2008 Stock Option and Incentive Plan, as amended (the "2008 Plan"). The Compensation Committee is also responsible for the administration of our 2004 Employee Stock Purchase Plan, as amended (the "2004 Plan"), in which employees participate on a voluntary basis.

        Our Compensation Committee has designed our overall executive compensation program to achieve the following objectives:

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  attract and retain talented and experienced executives;

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  motivate and reward executives whose knowledge, skills and performance are critical to our success;

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  provide a competitive compensation package that aligns the interests of our executive officers and stockholders by including a significant variable component which is weighted heavily towards performance-based rewards, based upon achievement of predetermined goals;

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  ensure fairness among the executive management team by recognizing the contributions each executive makes to our success;

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  foster a shared commitment among executives by aligning our and their individual goals; and

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  compensate our executives to manage our business to meet our near-term and long-term objectives.

        We use a mix of short-term compensation (base salaries and cash incentive bonuses) and long-term compensation (equity incentive compensation) to provide a total compensation structure that is designed to achieve these objectives. We determine the percentage mix of compensation structures that we think is appropriate for each of our executive officers. In general, the Compensation Committee believes that a substantial percentage of the compensation of our executive officers should be performance based. The Compensation Committee uses its judgment, experience and the recommendations of the chief executive officer (except for his own compensation) to determine the appropriate mix of compensation for each executive officer.

        In determining whether to adjust the compensation of any of our Named Executive Officers, we annually take into account the changes, if any, in the following:

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  market compensation levels;

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  the contributions made by each executive officer;

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  the performance of each executive officer;

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  the increases or decreases in responsibilities and roles of each executive officer;

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  the business needs of the Company with respect to each executive officer;

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  the relevance of each executive officer's experience to other potential employers; and

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  the readiness of each executive officer to assume a more significant role within the organization.

        In addition, with respect to new executive officers, we take into account their prior base salary and annual cash incentives, their expected contribution and our business needs. We believe that our executive officers should be fairly compensated each year relative to market pay levels within our industry.

Executive Compensation Components

        In order to both attract and retain experienced and qualified executives to manage us, the Compensation Committee's policy on executive compensation is to (i) pay salaries which are competitive with the salaries of executives in comparable positions in the biotechnology industry, and (ii) allow for additional incentive-based compensation through the payment of annual cash bonuses and the grant of stock-based incentive awards. This policy is designed to have a significant portion of each executive's total compensation be tied to our progress in order to incentivize the executive to fully dedicate himself or herself to achievement of corporate goals, and to align the executive's interest with those of our stockholders through equity incentive compensation.

        Our executive compensation program is primarily composed of base salary, incentive cash compensation payable on an annual basis and equity compensation. In addition, we provide our executives with benefits that are generally available to our salaried employees, including medical, dental, group life and accidental death and dismemberment insurance, short- and long-term disability coverage and our 401(k) plan. Within the context of the overall objectives of our compensation programs, we determined the specific amounts of compensation to be paid to each of our executives in 2017 based on a number of factors including:

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  our understanding of the amount of compensation generally paid by similarly situated companies to their executives with similar roles and responsibilities;

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  the roles and responsibilities of our executives;

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  the individual experience and skills of, and expected contributions from, our executives;

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  the amounts of compensation being paid to our other executives; and

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  our executives' historical compensation.

        We discuss each of the primary elements of our executive compensation in detail below. While we have identified particular compensation objectives that each element of executive compensation serves, our compensation programs complement each other and collectively serve all of our executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that, as a part of our overall executive compensation, each element to a greater or lesser extent serves each of our objectives.

Base Salary

        Each executive officer (except the chief executive officer whose performance is reviewed by the Compensation Committee) has an annual performance review with the chief executive officer who makes recommendations on salary increases, promotions and stock option grants to the Compensation Committee. We have historically established base salaries for each of our executives based on many factors, including average salary increases expected in the biotechnology industry in the Boston, Massachusetts, New Haven, Connecticut and central New Jersey areas, competition in the marketplace to hire and retain executives, experiences of our Board members and leadership team with respect to salaries and compensation of executives in similarly situated companies in our industry and other similar industries, as well as additional factors which we believe enable us to hire and retain our leadership team in an extremely competitive environment. Our Compensation Committee annually reviews salary ranges and individual salaries for our executive officers and approved the following annual salaries for our Named Executive Officers:

	Annual Salary
Name	As of December 31, 2017	As of December 31, 2016	Increase $	Increase %
Anthony S. Marucci	$608,249	$587,680	$20,569	3.5%
Thomas Davis, M.D.(1)	—	$442,562	—	—
Tibor Keler, Ph.D.	$434,453	$419,761	$14,692	3.5%
Avery W. Catlin(2)	—	$342,413	—	—
Elizabeth Crowley	$343,330	$331,720	$11,610	3.5%
Sam Martin(3)	$293,000	$233,400	$59,600	25.6%
Richard Wright, Ph.D.	$343,620	$332,000	$11,620	3.5%

(1)
Dr. Davis resigned from his position as Executive Vice President and Chief Medical Officer effective September 29, 2017. Dr. Davis was given a 2.0% raise in mid-2017.

(2)
Mr. Catlin retired from his position as Senior Vice President and Chief Financial Officer effective June 30, 2017.

(3)
Mr. Martin was promoted to Senior Vice President and Chief Financial Officer in July 2017.

Annual Performance-Based Cash Bonus

        We have designed our annual cash bonuses to reward our executive officers for their individual performance and their actual performance and contributions to our corporate goals for each year, as approved in advance by our Compensation Committee and Board of Directors. The corporate goals are allocated between specific product and financial performance targets. Achievement of our corporate goals was, in 2017, the primary factor considered by our Compensation Committee in determining the annual bonuses for our executive officers. However, the Compensation Committee retains discretion to adjust any individual bonus based on assessment of such individual's performance. Our performance-based bonus plan emphasizes the contributions of each of our executive officers to the achievement of our corporate goals.

        At the beginning of each calendar year, the Compensation Committee establishes annual corporate performance goals and target bonuses. In 2017, the Compensation Committee established target bonuses for each of our Named Executive Officers including 60% of base salary for Mr. Marucci, 40% of base salary for Dr. Keler, and 35% of base salary for Ms. Crowley, Mr. Martin and Dr. Wright. These target bonuses were consistent with the 2016 targets except for Mr. Martin who was promoted in 2017. Corporate goals are proposed by management, reviewed and approved by the Compensation Committee and also approved by the Board of Directors on an annual basis. The Compensation Committee considers and assigns a relative weight to appropriately focus efforts on corporate goals that are intended to enhance shareholder value.

        The Compensation Committee reviewed the 2017 corporate goals at meetings held in April, June and September 2017 to gauge our levels of achievement and to assess whether the corporate goals approved earlier in the year remained relevant and complete. In December 2017 and January 2018, prior to approving 2017 incentive bonuses, the Compensation Committee evaluated our 2017 performance by assessing if, and the extent to which, we achieved or failed to achieve the corporate goals approved by the Board of Directors for 2017. The Compensation Committee considered the progress in our lead clinical program, glembatumumab vedotin, our earlier stage clinical programs and our corporate development activities. Based primarily on our inability to raise sufficient financing to have enough cash, cash equivalents and marketable securities on hand at December 31, 2017 to provide cash runway through 2019 without including the anticipated proceeds from future sales of common stock under our Cantor agreement, the Compensation Committee determined that we met 85% of our 2017 corporate goals for pipeline development and business and financial operations. Our corporate goals for 2017 and the level at which the Compensation Committee determined they were achieved are as follows:

2017 Corporate Goals		Relative Weight	2017 Achievement
Pipeline Development:		50	100%
Glembatumumab Vedotin (CDX-011) Development Activities
•	Complete enrollment in METRIC Study in metastatic triple negative breast cancer (mTNBC) and prepare for delivery of study results
•	Execute on commercial manufacturing and diagnostic development preparations
•	Complete enrollment in varlilumab combination cohort and advance enrollment in checkpoint inhibitor combination cohort in Phase 2 metastatic melanoma study
Varlilumab (CDX-1127) Development Activities
•	Execute on Phase 2 Opdivo combination study, define development pathways and develop commercial strategy
•	Support expanded clinical development through external collaborations
CDX-3379 Development Activities
•	Initiate Phase 2 Erbitux combination study in advanced head and neck squamous cell carcinoma (HNSCC)
•	Develop preliminary commercial assessment for HNSCC
CDX-0158 Development Activities
•	Complete enrollment of Phase 1 dose-escalation study and define next development steps
CDX-014 Development Activities
•	Execute on enrollment of Phase 1 study in renal cell carcinoma
CDX-1140 Development Activities
•	Complete manufacturing, preclinical activities and IND submission
•	Establish Phase 1 protocol and initiate start-up site activities
Business and Financial Operations:		50	70%
•	Provide sufficient cash through various mechanisms to achieve our corporate goals and extend our runway through 2019
•	Complete a substantial collaboration or licensing transaction with respect to pipeline assets, if appropriate and acceptable

Totals:		100	85%

        Prior to the Compensation Committee's December 2017 and January 2018 meetings, Mr. Marucci reviewed in detail the performance of each executive officer, excluding himself, and considered such individual's contributions to our success in 2017. Mr. Marucci's bonus recommendations were based on such individual performance assessments and the fact that the Company achieved 85% of its predetermined corporate goals in 2017 and each employee, including the executive officers, contributed to our success in achieving the 2017 corporate goals.

        The Compensation Committee discussed Mr. Marucci's recommendations for the Named Executive Officers and reviewed Mr. Marucci's performance for fiscal 2017. Based on Mr. Marucci's recommendations for each of the Named Executive Officers, the Compensation Committee's review of Mr. Marucci's performance and the Compensation Committee's determination that 85% achievement of the corporate goals for 2017, the Compensation Committee approved annual bonus payments of 85.0% to 93.6% of the 2017 bonus target for Mr. Marucci, Dr. Keler, Ms. Crowley, Mr. Martin and Dr. Wright, depending on the position

        The Compensation Committee determined that annual incentive bonuses paid to the Named Executive Officers for 2017, were fair, reasonable and appropriate based on the factors described above.

Equity Compensation

        We also use stock options and equity-based incentive programs to attract, retain, motivate and reward our executive officers. Through our equity-based grants, we seek to align the interests of our executive officers with our stockholders, reward and motivate both near-term and long-term executive performance and provide an incentive for retention. Our decisions regarding the amount and type of equity incentive compensation and relative weighting of these awards among total executive compensation have been based on our understanding of market practices of similarly situated companies and our negotiations with our executives in connection with their initial employment or promotion.

        We have adopted an equity grant policy that formalizes how we grant equity awards by setting a regular schedule for granting equity awards in connection with the hiring or promotion of any of our employees, granting annual equity awards and granting equity awards to non-employee directors. Such policy also outlines grant approval requirements and specifies the vesting schedule and exercise prices for restricted stock units and stock option awards. We believe that this policy will mitigate the risk that issues or concerns would be raised in the future regarding the timing of grants of equity awards to our officers, directors and employees.

        All such grants to our Named Executive Officers are subject to prior approval by the Compensation Committee at a regularly scheduled meeting during the year. The date of grant and the fair market value of the award are based upon the date of the Compensation Committee meeting approving such grant. When granting equity-based awards, the Compensation Committee considers a number of factors in determining the amount of equity incentive awards, if any, to grant to our executives, including:

  •
  the existing levels of stock ownership among the executive officers relative to each other and to our employees as a whole;

  •
  previous grants of stock options to such executive officers;

  •
  vesting schedules of previously granted options;

  •
  the performance of the executives and their contributions to our overall performance;

  •
  an outside survey of stock option grants and restricted common stock awards in the biotechnology industry;

  •
  an internally prepared survey of similarly situated biotechnology companies' proxy statements;

  •
  personal knowledge of the Compensation Committee members regarding executive stock options and restricted common stock awards at comparable companies;

  •
  the financial statement impact of stock option awards on our results of operations; and

  •
  the amount and percentage of our total equity on a diluted basis held by our executives.

        Equity compensation awards to our Named Executive Officers primarily consist of stock option awards. Stock option awards provide our executive officers with the right to purchase shares of our common stock at a fixed exercise price typically for a period of up to ten years, subject to continued employment with us. Stock options are earned on the basis of continued service to us and generally vest over four years, beginning with 25% vesting one year after the date of grant, then pro-rata vesting quarterly thereafter. All historical option grants were made at what our Compensation Committee and

Board of Directors determined to be the fair market value of our shares of our common stock on the respective grant dates.

        On June 15, 2017, the Compensation Committee awarded stock options to all qualified employees, including stock options to purchase 475,000 shares, 150,000 shares, 162,000 shares, 82,000 shares, 65,000 shares and 75,000 shares of our common stock to each of Mr. Marucci, Dr. Davis, Dr. Keler, Ms. Crowley, Mr. Martin and Dr. Wright, respectively.

Other Benefits

        We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, group life and accidental death and dismemberment insurance, short- and long-term disability coverage and our 401(k) plan, in each case on the same basis as other employees. We provide a matching contribution under our 401(k) plan.

Employment Agreements and Post-Termination Compensation and Benefits

        We depend greatly on the intellectual capabilities and experience of our key executives. Our success is dependent on our ability to attract and retain highly skilled executives with significant experience in the biotechnology industry, particularly as we expand our activities in clinical trials, the regulatory approval process and sales and manufacturing. Therefore we enter into employment agreements with each of our Named Executive Officers.

        In general, each employment arrangement provides for cash severance, 100% acceleration of any unvested options, restricted stock and/or other equity awards and continuation of certain employee benefits in the event that an executive's employment is terminated within a one year period immediately following a change of control either without cause or by the executive for good reason. The cash severance consists of a single lump sum payment equal to (i) twenty-four (24) times the executive's highest monthly base compensation paid hereunder during the preceding twenty-four month period, plus (ii) 150% (200%, in the case of Mr. Marucci) of the highest one-year annual bonus actually received by the executive during the preceding two full fiscal years prior to the date of termination. We use a "double trigger" with respect to benefits that are to be provided in connection with a change of control. A change of control does not itself trigger benefits; rather, benefits are paid only if the employment of the executive is terminated by us other than for cause, death or disability or by the executive for good reason during the one year period immediately following the change of control. We believe a "double trigger" benefit maximizes shareholder value because it prevents a windfall to executives in the event of a change of control in which the executive retains significant responsibility as defined in his or her individual agreement, while still providing our executives appropriate incentives to cooperate in negotiating any change of control that may put their jobs at risk.

        In addition to the benefits that only accrue in connection with a change of control, our agreements with the Named Executive Officers provide for cash severance, 25% acceleration of unvested options, restricted stock and/or other equity awards and continuation of certain employee benefits if we terminate their employment with us without cause or they terminate their employment with us for good reason, as such terms are defined in the applicable agreement with the executive officer. The cash severance consists of a lump sum cash payment equal to 100% (200% in the case of Mr. Marucci) of the executive's then existing base salary. A further discussion of the terms and projected payments under each of these agreements is set forth below under the heading Potential Payments upon Termination of Employment or Change in Control.

Committee Consideration of the Company's 2017 Shareholder Advisory Vote on Executive Compensation

        At our 2017 Annual Meeting of Shareholders, approximately 93% of the shares voted at the meeting approved, on an advisory basis, the compensation of the Named Executive Officers. Given that a majority of the shares voted approved the 'say on pay' advisory proposal, the Committee did not implement specific changes and continued with its performance-based compensation philosophy and its balanced approach to various components of its compensation program. However, the Compensation Committee does monitor the results of the annual advisory 'say-on-pay' proposal and refers to such results as one of many factors considered in connection with the discharge of its responsibilities, although the Committee does not assign a quantitative weighting to any such factors.

        At our 2017 Annual Meeting of Shareholders, approximately 91% of the shares voted, on an advisory basis, to hold advisory votes on compensation on an annual basis. Our Board of Directors has determined that an advisory vote should continue to be conducted on an annual basis.

Summary Compensation Table

        The following summary compensation table reflects certain information concerning compensation for services in all capacities awarded to, earned by or paid during the years ended December 31, 2017, 2016 and 2015 to each person who served as our (i) Chief Executive Officer, (ii) all individuals serving as Chief Financial Officer during 2017, (iii) our three most highly compensated executive officers, other than the Chief Executive Officer and Chief Financial Officer, who were serving as executive officers as of December 31, 2017, and (iv) up to two other individuals who would have been included as the three most highly compensated executive officers but for the fact that they were not serving as an executive officer at December 31, 2017 (collectively, the "Named Executive Officers").

Name and Principal Position	Years	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Anthony S. Marucci	2017	597,569	310,207	—	739,243	—	—	17,005	1,664,024
President and Chief	2016	577,361	282,086	—	1,496,440	—	—	14,308	2,370,195
Executive Officer	2015	559,400	302,924	—	4,371,528	—	—	39,874	5,273,726
Thomas Davis, M.D.(4)	2017	379,015	—	—	233,445	—	—	7,483	619,943
Former Executive Vice President	2016	438,057	134,000	—	494,613	—	—	9,361	1,076,031
and Chief Medical Officer	2015	434,421	165,000	—	1,818,868	—	—	9,297	2,427,586
Tibor Keler., Ph.D.	2017	426,825	147,714	—	252,121	—	—	4,069	830,729
Executive Vice President and	2016	414,445	134,324	—	510,365	—	—	3,937	1,063,071
Chief Scientific Officer	2015	409,996	159,000	—	1,818,868	—	—	3,800	2,391,664
Avery W. Catlin(5)	2017	190,281	—	—	—	—	—	3,728	194,009
Former Senior Vice President	2016	337,235	105,000	—	425,304	—	—	7,132	874,671
and Chief Financial Officer	2015	339,457	130,000	—	1,436,359	—	—	6,024	1,911,840
Elizabeth Crowley	2017	337,302	105,000	—	127,617	—	—	4,481	574,400
Senior Vice President and	2016	321,970	97,000	—	255,182	—	—	4,233	678,385
Chief Product Development Officer
Sam Martin(6)	2017	262,054	96,000	—	101,160	—	—	6,081	465,295
Senior Vice President and
Chief Financial Officer
Richard Wright, Ph.D.	2017	337,586	102,227	—	116,723	—	—	6,635	563,171
Senior Vice President and
Chief Commercial Officer

(1)
The amounts in the Bonus column include annual bonus amounts earned by each of our Named Executive Officers in 2017, 2016 and 2015.

(2)
The amounts in the Option Awards column reflect the dollar amounts for the aggregate grant date fair value in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) of stock option awards made in fiscal years ended December 31, 2017, 2016 and 2015 for annual awards pursuant to the 2008 Plan. For a discussion regarding the valuation of our stock option awards for financial statement reporting purposes, please refer to Note 2 in the Notes to the Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2017. These amounts do not represent the actual amounts paid to the Named Executive Officers or the actual value that may be realized by the Named Executive Officers upon exercise of such stock options.

(3)
The amounts listed in the All Other Compensation column includes our matching contribution to the 401(k) Savings Plan of each Named Executive Officer and premiums paid for life insurance under our nondiscriminatory group plan for each Named Executive Officer. In addition, Mr. Marucci's compensation includes (i) the annual premium of $2,550 in 2017, 2016 and 2015 for a $1,000,000 term life insurance policy, (ii) $5,485, $3,123 and $3,948 for the personal use of a Company car in 2017, 2016 and 2015, and (iii) tuition reimbursement of $24,634 in 2015 related to an executive master of healthcare leadership program.

(4)
Dr. Davis resigned from his position as Executive Vice President and Chief Medical Officer effective September 29, 2017.

(5)
Mr. Catlin retired from his position as Senior Vice President and Chief Financial Officer effective June 30, 2017.

(6)
On July 1, 2017, Mr. Martin was promoted to Senior Vice President and Chief Financial Officer. The amounts included above are for the full year ended December 31, 2017.

Grants of Plan-Based Awards

        The following table provides information on stock options and stock awards granted in 2017 to each of our Named Executive Officers.

						All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Units (#)			Grant Date Fair Value of Stock and Option Awards ($)(2)
							Exercise or Base Price of Option Awards ($/Sh)(1)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)
Anthony S. Marucci	6/15/17					475,000	2.32	739,243
Thomas Davis, M.D.	6/15/17					150,000	2.32	233,445
Tibor Keler, Ph.D.	6/15/17					162,000	2.32	252,121
Avery W. Catlin	—					—	—	—
Elizabeth Crowley	6/15/17					82,000	2.32	127,617
Sam Martin	6/15/17					65,000	2.32	101,160
Richard Wright, Ph.D.	6/15/17					75,000	2.32	116,723

(1)
The exercise prices reflect the closing price of our common stock on the grant date.

(2)
The grant date fair values are generally the amount we would expense in our financial statements over the award's service period, but does not include a reduction for estimated forfeitures.

 Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth certain information regarding the stock option grants and stock awards to our Named Executive Officers at December 31, 2017.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Anthony S. Marucci(1)	—	475,000		2.32	6/15/27
Anthony S. Marucci(1)	178,124	296,876		4.72	6/8/26
Anthony S. Marucci(1)	175,000	105,000		25.41	6/10/25
Anthony S. Marucci(1)	245,000	35,000		13.45	6/4/24
Anthony S. Marucci	280,000	—		16.36	7/1/23
Anthony S. Marucci	280,000	—		5.69	9/12/22
Anthony S. Marucci	180,400	—		2.80	8/5/21
Anthony S. Marucci	164,000	—		4.50	1/21/20
Anthony S. Marucci	129,000	—		8.52	1/6/19
Anthony S. Marucci	254,243	—		8.16	3/7/18
Tibor Keler, Ph.D.(1)	—	162,000		2.32	6/15/27
Tibor Keler, Ph.D.(1)	60,749	101,251		4.72	6/8/26
Tibor Keler, Ph.D.(1)	72,812	43,688		25.41	6/10/25
Tibor Keler, Ph.D.(1)	101,937	14,563		13.45	6/4/24
Tibor Keler, Ph.D.	115,000	—		16.36	7/1/23
Tibor Keler, Ph.D.	115,000	—		5.69	9/12/22
Tibor Keler, Ph.D.	99,000	—		2.80	8/5/21
Tibor Keler, Ph.D.	90,000	—		4.50	1/21/20
Tibor Keler, Ph.D.	72,250	—		8.52	1/6/19
Tibor Keler, Ph.D.	254,243	—		8.16	3/7/18
Avery W. Catlin(2)	33,750	—		4.72	3/27/18
Avery W. Catlin(2)	46,000	—		25.41	3/27/18
Avery W. Catlin(2)	69,000	—		13.45	3/27/18
Avery W. Catlin(2)	84,374	—		16.36	3/27/18
Avery W. Catlin(2)	90,000	—		5.69	3/27/18
Avery W. Catlin(2)	35,000	—		2.80	3/27/18
Avery W. Catlin(2)	67,153	—		4.50	3/27/18
Avery W. Catlin(2)	11,000	—		8.52	3/27/18
Elizabeth Crowley(1)	—	82,000		2.32	6/15/27
Elizabeth Crowley(1)	30,373	50,627		4.72	6/8/26
Elizabeth Crowley(1)	46,875	28,125		25.41	6/10/25
Elizabeth Crowley(1)	27,125	3,875		13.45	6/4/24
Elizabeth Crowley	30,000	—		16.36	7/1/23
Elizabeth Crowley.	30,000	—		6.37	9/20/22
Elizabeth Crowley.	15,000	—		2.80	8/5/21
Elizabeth Crowley.	20,000	—		4.50	1/21/20
Sam Martin(1)	—	65,000		2.32	6/15/27
Sam Martin(1)	7,874	13,126		4.72	6/8/26
Sam Martin(1)	13,125	7,785		25.41	6/10/25
Sam Martin(1)	10,500	1,500		13.45	6/4/24
Sam Martin	7,500	—		16.36	7/1/23
Sam Martin	5,250	—		6.37	9/20/22
Sam Martin	1,000	—		2.80	8/5/21
Richard Wright, Ph.D.(1)	—	75,000		2.32	6/15/27
Richard Wright, Ph.D.(1)	28,123	46,877		4.72	6/8/26
Richard Wright, Ph.D.(1)	46,875	28,125		25.41	6/10/25
Richard Wright, Ph.D.(1)	21,875	3,125		13.45	6/4/24
Richard Wright, Ph.D.	20,000	—		16.36	7/1/23
Richard Wright, Ph.D.	12,500	—		3.99	6/1/22

(1)
25% of the options vest on the first anniversary of the grant date and the remainder vest quarterly (in equal amounts) over the subsequent 12 quarters.

(2)
On June 15, 2017, the Compensation Committee approved a six month extension of Mr. Catlin's post-retirement option expiration date.

 Option Exercises and Stock Vested

        The following table sets forth certain information regarding the number of option exercises in fiscal 2017 and the number of shares of stock issued under the 2008 Plan that vested in fiscal 2017 and the corresponding amounts realized by our Named Executive Officers.

	Option Awards				Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Anthony S. Marucci	—		—		—	—
Thomas Davis, M.D.	104,500	(2)	13,585	(1)	—	—
Tibor Keler, Ph.D.	—		—		—	—
Avery W. Catlin	—		—		—	—
Elizabeth Crowley	—		—		—	—
Sam Martin	—		—		—	—
Richard Wright, Ph.D.	—		—		—	—

(1)
Represents the aggregate dollar amount realized by the Named Executive Officer upon exercise of the options, calculated by determining the difference between the closing price on the date of notice to exercise and the exercise price. These amounts do not correspond to the actual value received by the Named Executive Officers.

(2)
Dr. Davis submitted a notice to exercise his options on December 28, 2017. Such exercise was settled and the shares were issued in January 2018.

Employment Agreements

        The terms and conditions of the employment agreements of Mr. Marucci, Dr. Keler, Ms. Crowley, Mr. Martin and Dr. Wright are governed by written employment contracts which became effective on January 1, 2018. The employment agreements provide, among other things, for:

  •
  current annual base salary ($608,249 in the case of Mr. Marucci, $434,453 in the case of Dr. Keler, $343,330 in the case of Ms. Crowley, $293,000 in the case of Mr. Martin and $343,620 in the case of Dr. Wright) or such greater amount as may from time to time be determined by the Board of Directors or the Compensation Committee thereof;

  •
  eligibility for an annual bonus with a current bonus target (60% of base salary in the case of Mr. Marucci, 40% of base salary in the case of Dr. Keler and 35% of base salary in the case of Ms. Crowley, Mr. Martin and Dr. Wright);

  •
  a lump sum severance payment equal to 100% (200% in the case of Mr. Marucci only) of the executive's then-existing annual base salary in the event that the executive's employment is terminated without cause or the executive resigns "for good reason" (as defined in the employment agreement) and 25% accelerated vesting of any unvested equity awards; and

  •
  accelerated vesting of any unvested equity awards (as defined in the employment agreement) and a lump sum cash payment equal to twenty-four (24) times the executive's highest monthly base compensation (not including bonus) during the twenty-four month period preceding the date of termination plus 150% (200% in the case of Mr. Marucci only) of the highest one-year annual bonus actually received by the executive during the two full fiscal years preceding the date of termination in the event of termination without cause or resignation "for good reason" by the executive within one year immediately following a change in control (as defined in the employment agreement).

        The employment agreements have an initial term through December 31, 2018 and shall automatically renew for additional one year terms unless either party gives ninety (90) days prior written notice of its intent not to renew. The Company may terminate the employment agreements without cause, on 90-days' prior notice, or for cause, subject to a 30-day cure period in certain circumstances.

        The terms and conditions of the employment agreements for Dr. Davis and Mr. Catlin were governed by written employment contracts which became effective on January 1, 2013. Dr. Davis resigned from his position as Executive Vice President and Chief Medical Officer effective September 29, 2017. Mr. Catlin retired from his position as Senior Vice President and Chief Financial Officer effective June 30, 2017.

Pension Benefits

        None of our Named Executive Officers participate in qualified or nonqualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

        None of our Named Executive Officers are covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments Upon Termination of Employment or Change in Control

        Our Named Executive Officers have provisions in their employment agreements regarding severance upon certain termination events or acceleration of stock options in the event of our change of control or termination following a change of control. These severance and acceleration provisions are described in "Employment Agreements," and certain estimates of these change of control benefits are provided in the tables below.

        The following table describes the potential payments and benefits upon employment termination for our Named Executive Officers as if their employment had terminated as of December 31, 2017.

Executive benefits and payments upon termination	Voluntary resignation for no good reason	Voluntary resignation for good reason(1)	Termination by Celldex without cause(1)	Termination by Celldex for cause	Voluntary termination by the executive for good reason or termination by Celldex without cause in connection with or following change of control(2)
Anthony S. Marucci
Base Salary	$—	$1,216,498	$1,216,498	$—	$1,216,498
Bonus	—	—	—	—	620,414
Equity Awards Acceleration(3)	—	61,750	61,750	—	247,000
Continuation of Health Benefits	—	49,964	49,964	—	49,964

Total	$—	$1,328,212	$1,328,212	$—	$2,133,876

Tibor Keler, Ph.D.
Base Salary	$—	$434,453	$434,453	$—	$868,906
Bonus	—	—	—	—	221,571
Equity Awards Acceleration(3)	—	21,060	21,060	—	84,240
Continuation of Health Benefits	—	49,964	49,964	—	49,964

Total	$—	$505,477	$505,477	$—	$1,224,681

Executive benefits and payments upon termination	Voluntary resignation for no good reason	Voluntary resignation for good reason(1)	Termination by Celldex without cause(1)	Termination by Celldex for cause	Voluntary termination by the executive for good reason or termination by Celldex without cause in connection with or following change of control(2)
Elizabeth Crowley
Base Salary	$—	$343,330	$343,330	$—	$686,660
Bonus	—	—	—	—	157,500
Equity Awards Acceleration(3)	—	10,660	10,660	—	42,640
Continuation of Health Benefits	—	—	—	—	—

Total	$—	$353,990	$353,990	$—	$886,800

Sam Martin
Base Salary	$—	$293,000	$293,000	$—	$586,000
Bonus	—	—	—	—	144,000
Equity Awards Acceleration(3)	—	8,450	8,450	—	33,800
Continuation of Health Benefits	—	33,864	33,864	—	33,864

Total	$—	$335,314	$335,314	$—	$797,664

Richard Wright, Ph.D.
Base Salary	$—	$343,620	$343,620	$—	$687,240
Bonus	—	—	—	—	153,340
Equity Awards Acceleration(3)	—	9,750	9,750	—	39,000
Continuation of Health Benefits	—	49,964	49,964	—	49,964

Total	$—	$403,334	$403,334	$—	$929,544

(1)
Upon termination without cause or resignation for good reason, the employee is generally entitled to a lump sum payment equal to 100% (200% in the case of Mr. Marucci only) of the employee's then annual base salary, continuation of certain employee benefits and 25% accelerated vesting of any unvested equity awards.

(2)
The employee is generally entitled to accelerated vesting of any unvested equity awards (as defined in the employment agreement) and a lump sum cash payment equal to twenty-four (24) times the executive's highest monthly base compensation (not including bonus) during the twenty-four month period preceding the date of termination plus 150% (200% in the case of Mr. Marucci only) of the highest one-year annual bonus actually received by the executive during the two full fiscal years preceding the date of termination in the event of termination without cause or resignation "for good reason" by the executive within one year immediately following a change in control (as defined in the employment agreement).

(3)
The value of each share subject to an option to purchase common stock that would be accelerated in the circumstances described above equals $2.84 per share (the closing price on the last trading day of 2017), minus the exercise price per share;

CEO Pay Ratio

        As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our median employee's annual total compensation to the annual total compensation of our principal executive officer.

        The purpose of this new disclosure is to provide a measure of the equitability of pay within our company. We believe our compensation philosophy and process yield an equitable result for all of our employees. During fiscal 2017, the principal executive officer of Celldex was our Chief Executive Officer, Anthony S. Marucci. For 2017, the annual total compensation, using the same methodology we use for our named executive officers as set forth in the summary compensation table, for Mr. Marucci was $1,664,024, and for our median employee was $132,955, resulting in an estimated pay ratio of 13 to 1.

        In accordance with Item 402(u) of Regulation S-K, we identified the median employee by (i) determining our employee population as of December 31, 2017 (including all full-time, part-time, salaried, hourly, and seasonal employees, but excluding Mr. Marucci), (ii) calculating the total compensation for each employee for fiscal 2017 by aggregating (A) annual base salary for salaried employees (or hourly rate multiplied by expected annual work schedule, for hourly employees), (B) the bonus for 2017, and (C) the estimated accounting value of any equity awards granted during 2017, and (iii) ranking this compensation measure for our employees from lowest to highest.

        The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Director Compensation

        Effective June 2016, Directors who are not our employees are each entitled to receive a retainer fee of $45,000 each fiscal year ("Annual Retainer"). The Chairman of the Board is entitled to receive an annual retainer fee of $40,000 in addition to his or her Annual Retainer and any retainer for committee service. The Chairperson of the Audit Committee of the Board of Directors is entitled to receive an annual retainer fee of $30,000 in addition to his or her Annual Retainer. The Chairperson of the Compensation and Nominating and Corporate Governance Committees of the Board of Directors is entitled to receive an annual retainer fee of $25,000 in addition to his or her Annual Retainer. Each committee member (other than the Chairperson of a committee) will receive an annual retainer of $15,000 in addition to his or her Annual Retainer. Stipends and retainers are paid in advance on a quarterly basis. The Directors shall be reimbursed for necessary travel and business expenses as incurred but will not receive any additional fees for attending meetings or calls of the Board of Directors.

        New board members receive an initial stock option grant to purchase 8,000 shares of the Company's common stock upon joining the Board. All non-employee directors received (i) an annual grant of 10,000 shares of restricted stock each year and (ii) an annual stock option grant to purchase 15,000 shares of the Company's common stock following the Annual Meeting of Stockholders.

        As of December 31, 2017, our non-employee directors had the following stock options outstanding: Larry Ellberger—56,300, Keith L. Brownlie—23,000, Herbert J. Conrad—74,179, James J. Marino—23,000, Gerald McMahon—23,000, Harry H. Penner, Jr.—56,300 and Karen L. Shoos—56,300.

        The following table summarizes the annual compensation for our non-employee directors during 2017.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Larry Ellberger	115,000	23,200	23,345	—	—	—	161,545
Keith L. Brownlie	53,397	23,200	35,795	—	—	—	112,392
Herbert J. Conrad	75,000	23,200	23,345	—	—	—	121,545
James J. Marino	70,000	23,200	42,538	—	—	—	135,738
Gerald McMahon	45,000	23,200	23,345	—	—	—	91,545
Harry H. Penner, Jr.	80,347	23,200	23,345	—	—	—	126,892
Karen L. Shoos	70,000	23,200	23,345	—	—	—	116,545

(1)
The amounts in the Stock Awards column reflect the grant date fair value in accordance with U.S. GAAP of restricted stock awards made in 2017 to each of our non-employee directors for awards pursuant to the 2008 Plan subject to a vesting schedule whereby an equal number of the shares of common stock shall become vested and no longer be subject to risk of forfeiture (so long as the director remains a member of the Board as of such date). For a discussion regarding the valuation of our stock awards for financial statement reporting purposes, please refer to Note 2 in the Notes to the Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2017. These amounts do not represent the actual amounts paid to the directors or the actual value that may be realized by the directors for these awards during the year ended December 31, 2017.

(2)
The amounts in the Option Awards column reflect the grant date fair value in accordance with U.S. GAAP of stock option awards made in 2017 to each of our non-employee directors for awards pursuant to the 2008 Plan subject to a vesting schedule whereby an equal number of the shares of common stock shall become vested and no longer be subject to risk of forfeiture (so long as the director remains a member of the Board as of such date). For a discussion regarding the valuation of our stock option awards for financial statement reporting purposes, please refer to Note 2 in the Notes to the Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2017. These amounts do not represent the actual amounts paid to the directors or the actual value that may be realized by the directors upon exercise of such stock options.

        In addition, on November 28, 2016, in connection with Dr. McMahon's employment separation with Kolltan Pharmaceuticals, Inc., we entered into a severance agreement with Dr. McMahon whereby we agreed to pay Dr. McMahon up to 267,356 shares of our common stock less required tax and other withholdings. To date, 126,717 shares of common stock were issued to Dr. McMahon, 73,994 shares have been withheld to satisfy tax withholdings and the remaining 66,645 shares of common stock, less applicable withholdings, are issuable to Dr. McMahon in equal monthly installments through December 2018.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee of the Board of Directors is currently composed of the following three non-employee directors: James J. Marino, Chair, Herbert J. Conrad and Harry H. Penner, Jr. None of these Compensation Committee members was an officer or employee of us during the year. No Compensation Committee interlocks between us and another entity existed.

 Risk Considerations

        We do not believe that our compensation practices and policies for our employees, including our executive officers, create risks or are likely to create risks that are reasonably likely to have a material adverse effect on our results of operations or financial condition. The Compensation Committee considered our strategic goals and operational practices and evaluated our incentive program design to assess whether these programs foster a business environment that might drive inappropriate decision-making or behavior. We are a biopharmaceutical company that is generating a pipeline of drug candidates to treat cancer and other difficult-to-treat diseases and do not yet generate earnings. While a significant portion of our executives' compensation is performance-based, we believe several features of our program mitigate inappropriate or excessive risk-taking that could harm shareholder value: we set performance goals that we believe are reasonable and set targets with payouts at multiple levels of performance, rather than an "all or nothing" approach. As discussed above in our Compensation Discussion and Analysis section we use a mix of performance goals in our annual and long-term incentive programs to align incentive compensation with a broad set of measures important to the creation of shareholder value.

 COMPENSATION COMMITTEE REPORT*

        Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on such review and discussion of the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

                      Compensation Committee:
                      James J. Marino, Chair
                      Herbert J. Conrad
                      Harry H. Penner, Jr.

*
The foregoing report of the Compensation Committee is not to be deemed "filed" with the SEC (irrespective of any general incorporation language in any document filed with the SEC) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the SEC.

 REPORT OF THE AUDIT COMMITTEE*

        The undersigned members of the Audit Committee of the Board of Directors of Celldex submit this report in connection with the committee's review of the financial reports for the fiscal year ended December 31, 2017 as follows:

  1.
  The Audit Committee has reviewed and discussed with management the audited financial statements for Celldex for the fiscal year ended December 31, 2017.

  2.
  The Audit Committee has discussed with representatives of PricewaterhouseCoopers LLP the matters which are required to be discussed with them under the provisions of Auditing Standard No. 1301, Communications with Audit Committees. That Auditing Standard requires the auditors to ensure that the Audit Committee received information regarding the scope and results of the audit.

  3.
  The Audit Committee has discussed with PricewaterhouseCoopers LLP, the independent registered public accounting firm, the auditors' independence from management and Celldex including the matters in the written disclosures and the letter from the independent auditors required by PCAOB Rule 3526.

        In addition, the Audit Committee considered whether the provision of tax or other non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining its independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in Celldex's Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the Securities and Exchange Commission.

                      Audit Committee:
                      Keith L. Brownlie, Chair
                      Larry Ellberger
                      Harry H. Penner, Jr.

*
The foregoing report of the Audit Committee is not to be deemed "soliciting material" or deemed to be "filed" with the Securities and Exchange Commission (irrespective of any general incorporation language in any document filed with the Securities and Exchange Commission) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the Securities and Exchange Commission.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information as of April 10, 2018 with respect to the beneficial ownership of common stock of the Company by the following: (i) each of the Company's current directors; (ii) each of the Named Executive Officers; (iii) the current executive officers; (iv) all of the executive officers and directors as a group; and (v) each person known by the Company to own beneficially more than five percent (5%) of the outstanding shares of the Company's common stock.

        For purposes of the following table, beneficial ownership is determined in accordance with the applicable SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted in the footnotes to the table, we believe that each person or entity named in the table has sole voting and investment power with respect to all shares of the Company's common stock shown as beneficially owned by that person or entity (or shares such power with his or her spouse). Under the SEC's rules, shares of the Company's common stock issuable under options that are exercisable on or within 60 days after April 10, 2018 ("Presently Exercisable Options") are deemed outstanding and therefore included in the number of shares reported as beneficially owned by a person or entity named in the table and are used to compute the percentage of the common stock beneficially owned by that person or entity. These shares are not, however, deemed outstanding for computing the percentage of the common stock beneficially owned by any other person or entity.

        The percentage of the common stock beneficially owned by each person or entity named in the following table is based on 143,387,300 shares of common stock outstanding as of April 10, 2018 plus any shares issuable upon exercise of Presently Exercisable Options held by such person or entity.

Name and Business Address of Beneficial Owners*	Amount and Nature of Beneficial Ownership(1)		Percentage of Common Stock(2)
5% Holders
Columbia Wanger Asset Management, LLC	10,772,111	(3)	7.5%
227 West Monroe Street, Suite 3000
Chicago, IL 60606
BlackRock, Inc.	9,930,701	(4)	6.9%
55 East 52nd Street
New York, NY 10055
The Vanguard Group	8,538,175	(5)	6.0%
100 Vanguard Blvd.
Malvern, PA 19355
FMR LLC	7,625,652	(6)	5.3%
245 Summer Street
Boston, MA 02210
Directors and Executive Officers
Keith L. Brownlie	—		**
Avery W. Catlin	96,227	(7)	**
Sarah Cavanaugh	88,882	(8)	**
Herbert J. Conrad	61,366	(9)	**
Elizabeth Crowley	225,382	(10)	**
Thomas Davis, M.D.	104,500	(11)	**
Larry Ellberger	96,366	(12)	**
Margo Heath-Chiozzi, M.D.	—		**
Tibor Keler, Ph.D.	787,710	(13)	**
Anthony S. Marucci	1,801,417	(14)	1.2%
James J. Marino	23,997	(15)	**
Sam Martin	51,359	(16)	**
Gerald McMahon, Ph.D.	201,362	(17)	**
Harry H. Penner, Jr.	64,782	(18)	**
Ronald Pepin, Ph.D.	468,750	(19)	**
Karen L. Shoos	64,699	(20)	**
Richard Wright, Ph.D	149,686	(21)	**
All Directors and Executive Officers as a group (17 persons)	4,286,485	(22)	2.9%

*
Unless otherwise indicated, the address is c/o Celldex Therapeutics, Inc., Perryville III Building, 53 Frontage Road, Suite 220, Hampton, NJ 08827.

**
Less than 1%.

(1)
Unless otherwise indicated, the persons shown have sole voting and investment power over the shares listed.

(2)
Common stock includes all outstanding common stock plus, as required for the purpose of determining beneficial ownership (in accordance with Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended), all common stock subject to any right of acquisition, through exercise or conversion of any security, within 60 days of the record date.

(3)
Based solely on information set forth in a Schedule 13G/A filed with the SEC by Columbia Wagner Asset Management, LLC (CWAM) on February 13, 2018 reporting that CWAM beneficially owns 10,772,111 shares, of which 8,126,489 shares are held by Columbia Acorn Fund and the remaining shares are held by various other funds or accounts managed by CWAM. CWAM does not directly own any shares of common stock of the issuer. As the investment adviser of Columbia Acorn Fund and various other investment companies and managed accounts, CWAM may be deemed to beneficially own the shares reported herein by Columbia Acorn Fund and by various other funds or accounts managed by CWAM. CWAM disclaims beneficial ownership of any shares reported herein.

(4)
Based solely on information set forth in a Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 29, 2018 reporting sole power to vote or direct the vote over 9,646,161 shares and the sole power to dispose or to direct the disposition of 9,930,701 shares.

(5)
Based solely on information set forth in a Schedule 13G/A filed with the SEC by The Vanguard Group on February 9, 2018, reporting sole power to vote or direct the vote over 138,434 shares, shared power to vote or direct the vote over 4,641 shares, sole power to dispose or to direct the disposition of 8,400,200 shares and shared dispositive power over 137,975 shares. The shares reported include 133,334 shares held by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc. and 9,741 shares held by Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc.

(6)
Based solely on information set forth in a Schedule 13G/A filed with the SEC on February 13, 2018 by FMR LLC ("FMR") reporting that FMR beneficially owned 7,625,652 shares; (ii) had the sole power to dispose or direct the disposition of 7,625,652 shares; and (iii) had the sole power to vote or to direct the vote of 1,059,212 shares. In addition, the Schedule 13G/A shows that the following entities beneficially own certain of the shares reported: Fidelity Management & Research Company ("FMR Co."), Inc. (beneficially owns 5% or more) and Fidelity Institutional Asset Management Trust Company. The Schedule 13G/A also shows that Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Neither FMR nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (the "Fidelity Funds"), advised by FMR Co., a wholly-owned subsidiary of FMR, which power resides with the Fidelity Funds' Board of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds' Board of Trustees.

(7)
Based solely on information set forth in a Form 4 filed with the SEC on September 7, 2016 and Company records.

(8)
Includes 84,122 shares of common stock underlying options which are or may be exercisable as of April 10, 2018 or 60 days after such date.

(9)
Includes 36,200 shares of common stock underlying options which are or may be exercisable as of April 10, 2018 or 60 days after such date.

(10)
Includes 218,060 shares of common stock underlying options which are or may be exercisable as of April 10, 2018 or 60 days after such date.

(11)
Based solely on Company records.

(12)
Includes 36,200 shares of common stock underlying options which are or may be exercisable as of April 10, 2018 or 60 days after such date.

(13)
Includes 768,842 shares of common stock underlying options which are or may be exercisable as of April 10, 2018 or 60 days after such date.

(14)
Includes 1,743,399 shares of common stock underlying options which are or may be exercisable as of April 10, 2018 or 60 days after such date.

(15)
Includes 8,000 shares of common stock underlying options which are or may be exercisable as of April 10, 2018 or 60 days after such date.

(16)
Includes 50,686 shares of common stock underlying options which are or may be exercisable as of April 10, 2018 or 60 days after such date

(17)
On November 28, 2016, in connection with Dr. McMahon's employment separation with Kolltan Pharmaceuticals, Inc., we entered into a severance agreement with Dr. McMahon whereby we agreed to pay Dr. McMahon up to 267,356 shares of our common stock less required tax and other withholdings. To date, 126,717 shares of common stock were issued to Dr. McMahon, 73,994 shares have been withheld to satisfy tax withholdings and the remaining 66,645 shares of common stock, less applicable withholdings, are issuable to Dr. McMahon in equal monthly installments through December 2018. Includes 8,000 shares of common stock underlying options which are or may be exercisable as of April 10, 2018 or 60 days after such date

(18)
Includes 36,200 shares of common stock underlying options which are or may be exercisable as of April 10, 2018 or 60 days after such date.

(19)
Includes 468,750 shares of common stock underlying options which are or may be exercisable as of April 10, 2018 or 60 days after such date.

(20)
Includes 36,200 shares of common stock underlying options which are or may be exercisable as of April 10, 2018 or 60 days after such date.

(21)
Includes 146,561 shares of common stock underlying options which are or may be exercisable as of April 10, 2018 or 60 days after such date.

(22)
Please refer to footnotes 7 - 21.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Celldex's directors and executive officers, and persons who are beneficial owners of more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2017, all reports required to be filed under Section 16(a) were filed on a timely basis.

Transactions with Related Persons

        It is our policy that all employees and directors, as well as their family members, must avoid any activity that is or has the appearance of conflicting with Celldex's business interest. This policy is included in our Code of Business Conduct and Ethics. All directors and officers of Celldex complete a directors and officers questionnaire at the beginning of each year, in which they are asked to disclose family relationships and other related party transactions. Our Audit Committee must review and approve all related party transactions, as defined in Item 404 of Regulation S-K. Our Audit Committee's procedures for reviewing related party transactions are not in writing. Other than compensation arrangements for our Named Executive Officers and directors, which are described in the section entitled "Executive Compensation," since January 1, 2017, there have been no transactions or series of similar transactions to which we were a party or will be a party, in which:

  •
  the amounts involved exceeded or will exceed $120,000; and

  •
  any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
FOR THE ELECTION OF THE DIRECTOR NOMINEES

 PROPOSAL 2: RATIFY THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2017

(Proposal No. 2)

        The Audit Committee has reappointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2018, and has further directed that management submit their selection of independent registered public accounting firm for ratification by our stockholders at the Annual Meeting of Stockholders. A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting and will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions. Neither the accounting firm nor any of its members have any direct or indirect financial interest in or any connection with us in any capacity other than as public registered accounting firm.

Principal Accountant Fees and Services

        The following table summarizes the fees for professional services rendered by PricewaterhouseCoopers LLP, our independent registered public accounting firm, for each of the last two fiscal years:

Fee Category	2017	2016
	(In thousands)
Audit Fees	$747	$856
Audit-Related Fees	25	42
Tax Fees	—	38
All Other Fees	3	2

Total Fees	$775	$938

Audit Fees

        Represents fees, including out of pocket expenses, for professional services provided in connection with the audit of our annual audited financial statements and of our internal control over financial reporting, the review of our quarterly financial statements included in our Forms 10-Q, accounting consultations or advice on accounting matters necessary for the rendering of an opinion on our financial statements, services provided in connection with the offerings of our common stock and audit services provided in connection with other statutory or regulatory filings.

Audit-Related Fees

        Audit-related fees in 2017 consist of fees for services performed related to our adoption of the new revenue standard in the first quarter of 2018. Audit-related fees in 2016 are for assurance and other activities not explicitly related to the audit of our financial statements including due diligence in connection with the Kolltan acquisition

Tax Fees

        Tax fees are associated with tax compliance and tax planning related activities.

All Other Fees

        All other fees consist of fees relating to an accounting research tool and disclosures database.

        The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. The Audit Committee has established a policy regarding pre-approval of all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to Celldex by the independent auditor. However, the pre-approval requirement may be waived with respect to the provision of non-audit services for Celldex if the "de minimis" provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied.

        The Audit Committee has considered whether the provision of Audit-Related Fees, Tax Fees, and All Other Fees as described above is compatible with maintaining PricewaterhouseCoopers LLP's independence and has determined that such services for fiscal years 2017 and 2016 were compatible. All such services were approved by the Audit Committee pursuant to Rule 2-01 of Regulation S-X under the Exchange Act to the extent that rule was applicable.

        The Audit Committee is responsible for reviewing and discussing the audited financial statements with management, discussing with the independent registered public accountants the matters required in Auditing Standards No. 1301, receiving written disclosures from the independent registered public accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountants' communications with the Audit Committee concerning independence and discussing with the independent registered public accountants their independence, and recommending to the Board of Directors that the audit financial statements be included in our annual report on Form 10-K.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
FOR THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

PROPOSAL 3: APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF
INCORPORATION AND GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD OF
DIRECTORS TO EFFECT A REVERSE SPLIT OF THE COMPANY'S OUTSTANDING COMMON
STOCK.

        The Board has adopted a resolution approving and recommending to the Company's stockholders for their approval a proposal to amend our certificate of incorporation to effect a reverse split of our outstanding shares of common stock within a range of one share of common stock for every ten shares of common stock to one share of common stock for every fifteen shares of common stock, with the exact reverse split ratio to be decided and publicly announced by the Board prior to the effective time of the amendment to our certificate of incorporation. If the stockholders approve this Proposal 3, the Board will have the authority to decide, at any time prior to the date of the 2019 Annual Meeting, whether to implement the reverse stock split and the precise ratio of the reverse stock split within a range of one-for-ten shares of our common stock to one-for-fifteen shares of our common stock. If the Board decides to implement the reverse stock split, the reverse stock split will become effective upon the filing of an amendment to our certificate of incorporation with the Secretary of State of the State of Delaware.

        The Board reserves the right, even after stockholder approval, to abandon or postpone the filing of the amendment to effect the reverse stock split if the Board determines that it is not in the best interests of the Company and the stockholders. If the amendment effecting the reverse stock split holders is not implemented by the Board prior to the date of the 2019 Annual Meeting, the proposal will be deemed abandoned, without any further effect. In that case, the Board may again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.

        The form of the certificate of amendment to accomplish the reverse stock split is attached to this Proxy Statement as Appendix A. The following discussion is qualified in its entirety by the full text of the certificate of amendment, which is incorporated herein by reference.

Reasons for the Reverse Stock Split

        The primary reason for the reverse stock split is to allow us to attempt to increase the bid price of our common stock by reducing the number of outstanding shares of our common stock. To continue listing on The NASDAQ Global Market, we must comply with the applicable listing requirements under NASDAQ Marketplace Rules, which requirements include, among others, a minimum bid price of at least $1.00 per share. On April 16, 2018, the closing bid price of our common stock on the NASDAQ Global Market was $0.76. The Board believes that the reverse stock split will enhance the Company's ability to maintain compliance with the applicable listing requirements under NASDAQ Marketplace Rules.

        If we were unable to maintain compliance with the $1.00 minimum bid price requirement and our common stock were delisted from NASDAQ, trading of our common stock would most likely take place on an over-the-counter market established for unlisted securities, such as the Pink Sheets or the OTC Bulletin Board. An investor would likely find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market, and many investors would likely not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. In addition, as a delisted security, our common stock would be subject to SEC rules regarding "penny stock," which impose additional disclosure requirements on broker-dealers. The regulations relating to penny stocks, coupled with the typically higher cost per trade to the investor of penny stocks due to factors such as broker commissions generally representing a higher percentage of the price of a penny stock than of a higher-priced stock, would further limit the ability of investors to trade in our common stock. For these reasons and others, delisting would adversely affect the liquidity, trading volume and price of our common stock, causing the value of an investment in us to decrease and having an adverse effect on our business, financial condition and results of operations, including our ability to attract and retain qualified employees and to raise capital.

        In addition, among the factors considered by the Board in reaching its decision to recommend the reverse stock split, the Board considered the potential effects of having stock that trades at a low price. Since the brokerage commissions on stock with a low trading price generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in stocks with a low trading price pay transaction costs (commissions, markups, or markdowns) at a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our common stock.

        There will be no change in our authorized shares as a result of the amendment to our certificate of incorporation and therefore, upon effectiveness of the reverse stock split, the number of shares of our common stock that are authorized and unissued will increase relative to the number of issued and outstanding shares. Except as discussed below under the heading "Principal Effects of the Reverse Stock Split," we currently have no plans, proposals, arrangements or understandings to issue any of our authorized but unissued shares of our common stock. However, it is possible that some of these additional authorized shares could be used in the future for various other purposes without further stockholder approval, except as such approval may be required in particular cases by our certificate of incorporation, applicable law or the rules of any stock exchange or other system on which our securities may then be listed.

Risk Factors Associated with the Reverse Stock Split

        The primary purpose of the proposed reverse stock split is to combine the issued and outstanding shares of our common stock into a smaller number of shares so that the shares of our common stock will trade above the $1.00 minimum bid price required to maintain the listing of our common stock on the NASDAQ Global Market. However, we cannot assure you that the reverse stock split, if implemented, will have the desired effect of raising the price of our common stock over the long term. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

  •
  the market price per post-split share of our common stock would either exceed the required minimum bid price to maintain compliance with applicable NASDAQ listing requirements;

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  the trading price per share of our common stock after the reverse stock split would rise in proportion to the reduction in the number of pre-split shares of our common stock outstanding before the reverse stock split;

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  the reduction in the shares outstanding and in the public float after the reverse stock split will not negatively impact the liquidity or trading activity for our stock;

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  the reverse stock split would result in a per share price that would increase the level of investment by institutional investors or increase analyst and broker interest in our company; or

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  the reverse stock split will result in decreased transaction costs for our stockholders.

        In addition, there can be no assurance that our common stock will not be delisted due to a failure to meet other continued listing requirements even if the market price per post-split share of our common stock remains in excess of $1.00.

        The market price of our common stock will also be based on our performance and other factors, including those factors listed under the heading "Risk Factors" and elsewhere in our annual report on Form 10-K for the year ended December 31, 2017 and other reports that we file with the SEC. If the reverse stock split is consummated and the trading price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Principal Effects of the Reverse Stock Split

        After the effective date of the reverse stock split, each stockholder would own a reduced number of shares of common stock. However, the reverse stock split would affect all stockholders uniformly and would not affect any stockholder's percentage ownership interest in Celldex (except to the extent that the reverse stock split would result in some of our stockholders owning a fractional share as described below). Proportionate voting rights and other rights and preferences of the holders of common stock would not be affected by the reverse stock split (except to the extent that the reverse stock split would result in some of our stockholders owning a fractional share as described below). For example, a holder of 2% of the voting power of the outstanding shares of common stock immediately prior to the reverse stock split would continue to hold approximately 2% of the voting power of the outstanding shares of common stock immediately after the reverse stock split. The number of stockholders of record also would not be affected by the reverse stock split (except to the extent that the reverse stock split would result in some of our stockholders owning only a fractional share as described below).

        The following table contains approximate information relating to our common stock if (i) the reverse stock split is implemented at a ratio of one-for-ten and (ii) the reverse stock split is implemented at a ratio of one-for-fifteen based on share information as of close of business on March 31, 2018:

	Shares Issued and Outstanding(1)	Shares Authorized and Reserved for Issuance(1)		Shares Authorized and Unreserved for Issuance(1)	Total Authorized
As of March 31, 2018	143,368,784	18,353,600	(2)	135,277,616	297,000,000
10-for-1 Reverse Split	14,336,878	1,835,360	(3)	280,827,762	297,000,000
15-for-1 Reverse Split	9,557,919	1,223,573	(4)	286,218,508	297,000,000

(1)
These estimates do not reflect the potential effect of rounding down for fractional shares that may result from the reverse stock split.

(2)
Includes (i) 9,313,514 shares issuable upon the exercise of outstanding options under the 2008 Stock Option Plan at a weighted average exercise price of $9.62, as of March 31, 2018; (ii) 8,879,518 shares reserved for future issuance under the 2008 Stock Option Plan and (iii) 160,568 shares reserved for issuance under the 2004 Employee Stock Purchase Plan.

(3)
Includes (i) 931,351 shares issuable upon the exercise of outstanding options under the 2008 Stock Option Plan at a weighted average exercise price of $96.20, as of March 31, 2018; (ii) 887,952 shares reserved for future issuance under the 2008 Stock Option Plan and (iii) 16,057 shares reserved for issuance under the 2004 Employee Stock Purchase Plan.

(4)
Includes (i) 620,901 shares issuable upon the exercise of outstanding options under the 2008 Stock Option Plan at a weighted average exercise price of $144.30, as of March 31, 2018; (ii) 591,968 shares reserved for future issuance under the 2008 Stock Option Plan and (iii) 10,705 shares reserved for issuance under the 2004 Employee Stock Purchase Plan.

        The reverse stock split would reduce the number of shares of common stock available for issuance under our 2008 Stock Option Plan and our 2004 Employee Stock Purchase Plan. With respect to outstanding stock options to purchase shares of our common stock, the reverse stock split would effect a reduction in the number of shares subject to such outstanding stock options proportional to the exchange ratio of the reverse stock split (rounded down to the nearest whole share) and would effect a proportionate increase in the exercise price of such outstanding stock options (rounded up to the nearest whole cent). Unless required by the terms of the equity incentive compensation plan pursuant to which a stock equity award was issued, no cash payment would be made to holders of equity awards in respect of such rounding. Under the terms of our outstanding warrants, the reverse stock split would also result in a proportionate increase in the exercise price of the warrants, as well as a proportionate decrease in the number of shares issuable to the holders thereof upon exercise of the warrants.

        If the proposed reverse stock split is implemented, it may increase the number of our stockholders who own "odd lots" of less than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock.

        Because the total number of shares of authorized common stock is not being reduced in an amount proportionate to the reverse stock split, the ability of the Board to issue authorized and unissued shares without further stockholder action will be significantly increased. In addition to the shares reserved for future issuance under our equity incentive plans, pursuant to a Controlled Equity Offering agreement between us and Cantor Fitzgerald & Co. ("Cantor"), we have the ability to issue and sell shares of our common stock having an aggregate offering price of up to $75.0 million from time to time through Cantor, acting as agent. As of April 16, 2018, we had $55.5 million remaining in aggregate gross offering price under our agreement with Cantor. Based on the closing price of our common stock on April 16, 2018 of $0.76 per share, if we chose to sell all the shares available for sale under the Controlled Equity Offering agreement with Cantor, the total amount of shares of our common stock issuable under the Controlled Equity Agreement would be 73.0 million shares of common stock.

        Furthermore, pursuant to the Agreement and Plan of Merger dated as of November 1, 2016 pursuant to which we acquired Kolltan Pharmaceuticals, Inc. ("Kolltan"), we may be required to make certain contingent milestone payments totaling $172.5 million in the aggregate if we achieve certain preclinical and clinical development milestones related to Kolltan's development programs and/or Celldex's development programs and certain commercial milestones related to Kolltan's product candidates. Under the terms of the merger agreement, the milestone payments may be made, at our sole election, in cash, in shares of our common stock or a combination of both. Such milestones may not be achieved for several years, if at all. By way of illustration, assuming all the specified milestones were achieved and we elected to satisfy our milestone payment obligations by issuing shares of our common stock, based on the price per share of our common stock as of April 16, 2018 of $0.76 per share, we would issue to Kolltan an aggregate of 227.0 million shares of our common stock.

        Except as set forth above, we currently have no plans, arrangements or understandings, written or oral, to issue any of our authorized but unissued shares of our common stock. The issuance in the future of additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of our common stock. The effective increase in the number of authorized but unissued shares of our common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our certificate of incorporation or bylaws.

Effective Date

        If our stockholders approve this Proposal No. 3, the Board of Directors could decide at any time on or prior to the date of the 2019 Annual Meeting of Stockholders to effect the reverse stock split based on a determination that the reverse stock split is then advisable and in the best interests of the Company and our stockholders. Such determination would primarily be based upon consideration of whether such reverse split would be advisable to help us meet the applicable listing requirements to maintain listing of our common stock on NASDAQ Global Market. In determining the actual timing of the filing of the certificate of amendment and selecting an appropriate ratio within the range of specified reverse stock split ratios, the Board of Directors would examine the historical and projected price performance of our common stock, the expected bid price and trading volume of our common stock over the short- and long-term following the effectiveness of the reverse stock split and the potential devaluation of our market capitalization as a result of the reverse stock split. Even with stockholder approval of this Proposal No. 3, and without the need for further action by our stockholders, the Board of Directors may delay the implementation of the reverse stock split up until the 2019 Annual Meeting of Stockholders and may abandon the reverse stock split at any time prior to the filing of the certificate of amendment. If the reverse stock split is not effected on or prior to the date of the 2019 Annual Meeting of stockholders, the authority granted to the Board of Directors to effect the reverse stock split would expire and be without any further effect.

        If our stockholders approve this Proposal No. 3 and the Board of Directors determines that it is advisable and in the best interests of the Company and our stockholders to proceed with the reverse stock split, the certificate of amendment would be filed with the Secretary of State of the State of Delaware. The reverse stock split would become effective upon the filing of the certificate of amendment with the Secretary of State of the State of Delaware and upon the effective date the outstanding shares of our common stock would be combined and converted into a lesser number of shares of common stock calculated in accordance with the exchange ratio set by the Board of Directors, within the specified range of potential exchange ratios, and without further action on the part of the Company and our stockholders. For instance, if a stockholder presently holds 100 shares of our common stock, the stockholder would hold 10 shares of our common stock following a reverse stock split affected at a ratio of ten-for-one.

Treatment of Fractional Shares

        No scrip or fractional shares would be issued if, as a result of the reverse stock split, a stockholder would otherwise become entitled to a fractional share. Instead, we would pay to the stockholder, in cash, the value of any fractional share arising from the reverse stock split. The cash payment would be based on the closing sale price per share of our common stock as reported on the NASDAQ Global Market on the last trading day preceding the effective date of the reverse stock split multiplied by the number of shares of pre-split common stock held by the stockholder that would otherwise have been exchanged for such fractional share. No transaction costs would be assessed to stockholders for the cash payment. Stockholders would not be entitled to receive interest for their fractional shares.

        If you do not hold sufficient shares of pre-split common stock to receive at least one post-split share of common stock and you want to hold our common stock after the reverse stock split, you may do so by taking either of the following actions far enough in advance so that it is completed before the reverse stock split is effected:

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  purchase a sufficient number of shares of our common stock so that you would hold at least that number of shares of common stock in your account prior to the implementation of the reverse stock split that would entitle you to receive at least one share of common stock on a post-split basis; or

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  if applicable, consolidate your accounts so that you hold at least that number of shares of our common stock in one account prior to the reverse stock split that would entitle you to at least one share of our common stock on a post-split basis. Common stock held in registered form (that is, shares held by you in your own name on our company's share register maintained by our transfer agent) and common stock held in "street name" (that is, shares held by you through a bank, broker or other nominee) for the same investor would be considered held in separate accounts and would not be aggregated when implementing the reverse stock split. Also, shares of common stock held in registered form but in separate accounts by the same investor would not be aggregated when implementing the reverse stock split.

        After the reverse stock split, then-current stockholders would have no further interest in our company with respect to their fractional shares. A person otherwise entitled to a fractional share would not have any voting, dividend or other rights in respect of his or her fractional share except to receive the cash payment as described above. Such cash payments would reduce the number of post-split stockholders to the extent that there are stockholders holding fewer than that number of pre-split shares within the one-for-five to one-for-fifteen range of exchange ratios described above. Reducing the number of post-split stockholders, however, is not the purpose of this proposal.

        Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds for fractional shares would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the effective date may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Effect on Non-Registered Stockholders

        Non-registered stockholders holding our common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation than those that would be put in place by us for registered stockholders, and their procedures may result, for example, in differences in the precise cash amounts being paid by such nominees in lieu of a fractional share. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

Book-Entry Shares and Payment for Fractional Shares

        The combination of and reduction in the number of our outstanding shares of common stock as a result of the reverse stock split would occur automatically on the effective date without any action on the part of our stockholders. Our registered stockholders may hold some or all of their shares electronically in book-entry form. These stockholders will not have stock certificates evidencing their ownership of common stock. They are, however, provided with a statement reflecting the number of shares of common stock registered in their accounts. Stockholders who hold registered shares of our common stock in book-entry form do not need to take any action to receive post-reverse stock split shares of our common stock in registered book-entry form or the cash payment in lieu of any fractional interest, if applicable. These stockholders will have their pre-reverse stock split shares exchanged automatically and a Credit Advice will be mailed to them upon exchange indicating the number of post-reverse stock split shares owned by such stockholders. A check will also be mailed to such stockholders' registered address as soon as practicable after the effective date of the reverse stock split. By signing and cashing this check, such stockholders will represent and warrant that they owned the shares of our common stock for which they received the cash payment.

Exchange of Stock Certificates and Payment for Fractional Shares

        The combination of and reduction in the number of our outstanding shares of common stock as a result of the reverse stock split would occur automatically on the effective date without any action on the part of our stockholders and without regard to the date that stock certificates representing pre-split shares of common stock are physically surrendered for new stock certificates representing post-split shares of common stock. As soon as practicable after the effective date, transmittal forms will be mailed to each holder of record of certificates for shares of our common stock to be used in forwarding such certificates for surrender in exchange for any cash payment due for fractional shares and, if so elected by the holder, certificates representing the number of shares of our post-split common stock such stockholder is entitled to receive as a result of the reverse stock split. Our transfer agent will act as exchange agent for purposes of implementing the payment in lieu of fractional shares and exchange of stock certificates. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of the transmittal form, each stockholder should surrender the certificates representing shares of our common stock prior to the reverse stock split in accordance with the applicable instructions. Each stockholder who surrenders certificates will receive any cash payment due for fractional shares and, upon payment of the applicable fee, new certificates representing the whole number of shares of our common stock that he or she holds as a result of the reverse stock split. No new certificates and no payments in lieu of fractional shares will be issued to a stockholder until the stockholder has surrendered its outstanding stock certificate(s) together with the properly completed and executed transmittal form to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

        The par value per share of our common stock would remain unchanged at $0.001 per share after the reverse stock split. As a result, on the effective date of the reverse stock split, the amount on our balance sheet attributable to our common stock would be reduced proportionally, based on the exchange ratio of the reverse stock split, from its present amount, and the additional paid-in capital account would be credited with the amount by which the common stock is reduced. The per share common stock net loss and net book value would be increased because there would be fewer shares of our common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

Impact of Potential Reverse Stock Split Upon Other Data Contained in this Proxy Statement

        Unless expressly stated otherwise, the data contained in this proxy statement does not reflect the impact of any reverse stock split that may be effected pursuant to the terms of this Proposal No. 3.

No Appraisal Rights

        Under the Delaware General Corporation Law, stockholders are not entitled to dissenters' rights with respect to the proposed amendment to our certificate of incorporation to effect the reverse stock split, and we will not independently provide our stockholders with any such right.

No Going Private Transaction

        Notwithstanding the change in the number of outstanding shares following the reverse stock split, the Board does not intend for this transaction to be the first step in a series of plans or proposals of a "going private transaction" within the meaning of Rule 13e-3 of the Exchange Act.

Interests of Certain Persons in the Proposal

        Certain of our officers and directors have an interest in Proposal No. 3 as a result of their ownership of shares of our common stock, as set forth in the section entitled "Security Ownership of Certain Beneficial Owners and Management" above. However, we do not believe that our officers or directors have interests in Proposal No. 3 that are different from or greater than those of any other of our stockholders.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

        The following discussion is a general summary of material U.S. federal income tax consequences of the reverse stock split that may be relevant to U.S. Holders (as defined below) of our common stock, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed federal income tax regulations, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the "IRS"), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of our common stock. We have not sought and will not seek an opinion of counsel or any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the reverse stock split.

        This discussion is limited to holders that hold our common stock as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences that may be applicable to holders in light of their particular circumstances or to holders subject to special treatment under U.S. federal income tax law, including, without limitation:

  •
  persons that are not U.S. Holders (as defined below);

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  persons subject to the alternative minimum tax;

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  U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

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  persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

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  banks, insurance companies, and other financial institutions;

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  real estate investment trusts or regulated investment companies;

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  brokers, dealers or traders in securities;

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  corporations that accumulate earnings to avoid U.S. federal income tax;

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  S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

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  tax-exempt organizations or governmental organizations;

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  persons deemed to sell our common stock under the constructive sale provisions of the Code;

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  persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

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  tax-qualified retirement plans.

        THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY HOLDER. WE STRONGLY URGE A HOLDER OF OUR COMMON STOCK TO CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE REVERSE STOCK SPLIT IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER STATE, LOCAL, OR FOREIGN INCOME OR OTHER TAX LAW.

        For purposes of this discussion, a "U.S. Holder" is a beneficial owner of shares of our common stock that for U.S. federal income tax purposes is or is treated as: (1) an individual who is a citizen or resident of the United States; (2) a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (4) a trust that (a) is subject to the primary supervision of a U.S. court and the control of one of more "United States persons" (within the meaning of Section 7701(a)(30) of the Code), or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

        The reverse stock split should constitute a "recapitalization" for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss upon the reverse stock split, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder's aggregate tax basis in the shares of our common stock received pursuant to the reverse stock split should equal the aggregate tax basis of the shares of our common stock surrendered and such U.S. Holder's holding period in the shares of our common stock received should include the holding period in the shares of our common stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the reverse stock split. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

        In general, a U.S. Holder that receives cash in lieu of a fractional share of our common stock pursuant to the reverse stock split will recognize gain or loss based upon the difference between the amount of cash received and the U.S. Holder's adjusted tax basis in the shares of our common stock surrendered that is allocated to such fractional share as set forth above, as if such fractional shares were distributed as part of the reverse stock split and then redeemed, subject to the provisions and limitations of section 302 of the Code (including, without limitation, certain attribution rules that could result in the cash payment being treated as a dividend). The gain or loss will constitute a capital gain or loss and will constitute long-term capital gain or loss if the U.S. Holder's holding period is greater than one year as of the effective time of the reverse stock split.

  Information Reporting and Backup Withholding

        Information reporting and backup withholding (at a rate of 24%) may apply to holders who receive cash in lieu of a fractional share of our common stock pursuant to the reverse stock split. Backup withholding generally will not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such holder is not subject to backup withholding on IRS Form W-9 or (2) any holder that otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. Holder's federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Vote Required

        The affirmative vote of a majority of the shares of common stock outstanding and entitled to vote at the meeting will be required to approve this proposal No. 3. Abstentions and broker non-votes with respect to this proposal will be counted for purposes of establishing a quorum and, if a quorum is present, will have the same practical effect as a vote against this proposal.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL NO. 3 TO APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION AND GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD OF DIRECTORS TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK.

 PROPOSAL 4: ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Proposal No. 4)

        Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, our stockholders are entitled to vote to approve, on an advisory (nonbinding) basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the Securities and Exchange Commission's rules.

        As described in detail under the heading "Compensation of Executive Officers—Compensation Discussion and Analysis," our executive compensation programs are designed to retain and incentivize the high quality executives whose efforts are key to our long-term success. Under these programs, our Named Executive Officers are rewarded on the basis of individual and corporate performance measured against established corporate and strategic goals. Please read the section of this proxy statement under the heading "Compensation of Executive Officers—Compensation Discussion and Analysis" for additional details about our executive compensation programs, including information about the fiscal year 2017 compensation of our Named Executive Officers.

        The Compensation Committee of our Board of Directors continually reviews the compensation programs for our Named Executive Officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders' interests and current market practices.

        We are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this proxy statement. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking our stockholders to cast a non-binding advisory vote "FOR" the following resolution at the Annual Meeting:

          "RESOLVED, that the compensation of the Named Executive Officers, as disclosed in the Company's Proxy Statement for the 2018 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure is hereby APPROVED."

        The say-on-pay vote is advisory, and therefore not binding on Celldex Therapeutics, the Compensation Committee or our Board of Directors. Nevertheless, our Board of Directors and our Compensation Committee value the opinions of our stockholders, whether expressed through this vote or otherwise, and accordingly, the Board and Compensation Committee intend to consider the results of this vote among the many factors they consider in making determinations in the future regarding executive compensation arrangements.

        Stockholder approval of this Proposal No. 4 will require the affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Annual Meeting.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL NO. 4

STOCKHOLDER PROPOSALS

Stockholder Proposals for 2019 Annual Meeting

        Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in Celldex's proxy statement and form of proxy for our 2019 Annual Meeting must be received by Celldex on or before December 28, 2018 in order to be considered for inclusion in our proxy statement and form of proxy. Such proposal must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal shall be mailed to: Celldex Therapeutics, Inc., Perryville III Building, 53 Frontage Road, Suite 220, Hampton, NJ 08827, Attn.: Secretary.

        Our by-laws state that the stockholder must provide timely written notice of such nomination or proposal and supporting documentation as well as be present at such meeting, either in person or by a representative. A stockholder's notice shall be timely received by Celldex at our principal executive office not less than seventy-five (75) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting (the "Anniversary Date"); provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days before the Anniversary Date or more than sixty (60) days after the Anniversary Date, a stockholder's notice shall be timely if received by Celldex at our principal executive office not later than the close of business on the later of (i) the seventy-fifth (75th) day prior to the scheduled date of such annual meeting or (ii) the fifteenth (15th) day following the day on which such public announcement of the date of such annual meeting is first made by Celldex. Proxies solicited by our Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules and regulations governing the exercise of this authority. Any such proposal shall be mailed to: Celldex Therapeutics, Inc., Perryville III Building, 53 Frontage Road, Suite 220, Hampton, NJ 08827, Attn.: Secretary.

WHERE YOU CAN FIND ADDITIONAL INFORMAITON

        The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. The SEC's website contains reports, proxy statements and other information regarding issuers, such as Celldex Therapeutics, Inc., that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC's Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room.

        The SEC allows the Company to "incorporate by reference" certain information the Company files with it, which means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Proxy Statement, and information that the Company files later with the SEC will automatically update and supersede previously filed information, including information contained in this document. We are incorporating by reference the following, which include the information required by Item 13(a) of Schedule 14A in connection with Proposal 3:

  •
  Sections of our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 7, 2018: "Part II. Item 7—Management's Discussion and Analysis of Financial Condition and Results of Operations," "Part II. Item 8—Financial Statements and Supplementary Data," "Part II. Item 7A—Quantitative and Qualitative Disclosure About Market Risk" and "Part II. Item 9—Changes in and Disagreements With Accountants on Accounting and Financial Disclosure."

        In addition, all documents we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and before the date of the Annual Meeting are incorporated by reference into and deemed a part of this Proxy Statement from the date of filing of those documents.

        Any person, including any beneficial owner, to whom this Proxy Statement is delivered may request copies of reports, proxy statements or other information concerning the Company (including the documents incorporated by reference herein) without charge, by written or telephonic request directed to our Corporate Secretary at Celldex Therapeutics, Inc., Perryville III Building, 53 Frontage Road, Suite 220, Hampton, NJ 08827. A request for copies of reports, proxy statements or other information concerning the Company (including the documents incorporated by reference herein) must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of our common stock on April 25, 2018.

 OTHER MATTERS

        As of the date of this proxy statement, the Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors
/s/ SAM MARTIN Secretary
Hampton, NJ May 3, 2018

 Appendix A

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

OF

CELLDEX THERAPEUTICS, INC.

(Pursuant to Section 242 of the Delaware General Corporation Law)

        Celldex Therapeutics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

        FIRST:    That at a meeting of the Board of Directors of the Corporation on April 15, 2018 resolutions were duly adopted setting forth a proposed amendment to the Third Restated Certificate of Incorporation, as amended, of the Corporation, declaring such amendment to be advisable and calling a meeting of stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

        RESOLVED, that the Certificate of Amendment of the Corporation be amended to effect a reverse stock split of the Corporation's common stock by adding the following paragraph to Article IV:

        "Effective upon the effective time of this Certificate of Amendment of the Certificate of Incorporation with the Secretary of State of the State of Delaware (the "Split Effective Time"), the shares of Common Stock issued and outstanding immediately prior to the Split Effective Time and the shares of Common Stock issued and held in the treasury of the Corporation immediately prior to the Split Effective Time are reclassified into a smaller number of shares such that each ten to fifteen shares of issued Common Stock immediately prior to the Split Effective Time is reclassified into one share of Common Stock, the exact ratio within the ten to fifteen range to be determined by the Board of Directors of the Corporation prior to the Split Effective Time and publicly announced by the Corporation. Notwithstanding the foregoing, no fractional shares of Common Stock shall be issued as a result of the reclassification. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay the holder cash equal to the product of such fraction multiplied by the Common Stock's fair market value as determined in good faith by the Board of Directors as of the Split Effective Time. Each stock certificate that, immediately prior to the Split Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Split Effective Time shall, from and after the Split Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Split Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified, provided, however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Split Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the Split Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified."

        SECOND:    The amendment of the Third Restated Certificate of Incorporation set forth herein has been duly adopted by resolution of the Corporation's Board of Directors and was considered and duly authorized by the stockholders of the Corporation at the Annual Meeting of Stockholders duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the requisite number of shares as required by statute were voted in favor of the amendment.

        THIRD:    That said amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this [    ] day of [                  ], 2018.

CELLDEX THERAPEUTICS, INC.
By:
Name:
Title:

A-2

you can consent to receiving all future proxy statements, proxy cards and annual reports Use any touch-tone telephone to transmit your voting instructions up until 11:59 proxy card in hand when you call and then follow the instructions. John Sample 234567 VOTE BY MAIL 1234567 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 Larry Ellberger 06 Gerald McMahon 02 Anthony S. Marucci 07 Harry H. Penner, Jr. 03 Keith L. Brownlie 08 Karen L. Shoos 04 Herbert J. Conrad 05 James J. Marino The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For 0 0 0 Against 0 0 0 Abstain 0 0 0 2 To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2018. To approve an amendment to our Restated Certificate of Incorporation, as amended, and grant of discretionary authority to the Board of Directors to effect a reverse stock split. To approve, on an advisory basis, the compensation of the Company's Named Executive Officers as disclosed in this proxy statement. 3 4 NOTE: In their discretion, upon such other business as may properly come before the annual meeting or any adjournment or postponement. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 1 OF 1 1 2 0000378601_1 R1.0.1.17 SHARES CUSIP # JOB #SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 P.M. Eastern Time the day before the cut-off date or meeting date. Have your 234567 1234567 Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPA N Y NAME INC. - 401 K CONTROL # SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x PAGE1 OF 2 CELLDEX THERAPEUTICS, INC. PERRYVILLE III BUILDING 53 FRONTAGE ROAD, SUITE 220 HAMPTON, NJ 08827 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 8 8 8 1 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com CELLDEX THERAPEUTICS, INC. Annual Meeting of Stockholders June 13, 2018 9:00 a.m. This proxy is solicited by the Board of Directors The undersigned hereby appoints Sam Martin and Anthony S. Marucci, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Celldex Therapeutics, Inc. held of record by the undersigned on April 25, 2018 at the Annual Meeting of Stockholders to be held at the offices of Lowenstein Sandler LLP, One Lowenstein Drive, Roseland, New Jersey 07068, on June 13, 2018 at 9:00 a.m. local time, or at any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000378601_2 R1.0.1.17

QuickLinks

ABOUT THE MEETING
PROPOSAL 1: TO ELECT EIGHT DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED
(Proposal No. 1)
Compensation Discussion and Analysis
Summary Compensation Table
Grants of Plan-Based Awards
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Stock Vested
Employment Agreements
Pension Benefits
Nonqualified Deferred Compensation
Potential Payments Upon Termination of Employment or Change in Control
CEO Pay Ratio
Director Compensation
Compensation Committee Interlocks and Insider Participation
Risk Considerations
COMPENSATION COMMITTEE REPORT
REPORT OF THE AUDIT COMMITTEE
PROPOSAL 2: RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2017 (Proposal No. 2)
PROPOSAL 3: APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION AND GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD OF DIRECTORS TO EFFECT A REVERSE SPLIT OF THE COMPANY'S OUTSTANDING COMMON STOCK.
PROPOSAL 4: ADVISORY VOTE ON EXECUTIVE COMPENSATION (Proposal No. 4)
STOCKHOLDER PROPOSALS
WHERE YOU CAN FIND ADDITIONAL INFORMAITON
OTHER MATTERS
  Appendix A
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF CELLDEX THERAPEUTICS, INC.
(Pursuant to Section 242 of the Delaware General Corporation Law)